UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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Soliciting Material Pursuant to Section 240.14a-12

SERITAGE GROWTH PROPERTIES
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500 Fifth Avenue
Suite 1530
New York, NY 10110
(212) 355-7800
April 9, 2020
Dear Shareholder:
The trustees and officers of Seritage Growth Properties (the “Company”) are pleased to invite you to attend the 2020 annual meeting of the Company’s shareholders on May 21, 2020 at 9:30 a.m. (Eastern Time). Due to the public health emergency created by the coronavirus pandemic (COVID-19) and to comply with government directives and support the health and wellbeing of our shareholders, this year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually and vote and submit questions during the virtual Annual Meeting by visiting www.meetingcenter.io/241772861. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers — How do I attend and vote shares at the Annual Meeting?”. Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.
The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. After reading the Proxy Statement, please submit your proxy through the Internet, by touch-tone telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. We must receive properly authorized proxies submitted via mail, the Internet or by touch-tone telephone by 11:59 p.m., Eastern Time, on May 20, 2020 in order for them to be counted at the Annual Meeting. We encourage you to authorize a proxy to vote your shares via the Internet and to choose to view future mailings electronically rather than receiving them on paper. Please review the instructions on each of your voting options described in this Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received in the mail.
Whether or not you plan to attend the meeting in person, please read the Proxy Statement and vote your shares.
Sincerely,
Edward S. Lampert
Chairman of the Board of Trustees
Seritage Growth Properties
500 Fifth Avenue
Suite 1530
New York, NY 10110

SERITAGE GROWTH PROPERTIES
500 Fifth Avenue
Suite 1530
New York, NY 10110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 21, 2020
9:30 a.m. Eastern Time
We invite you to attend the 2020 annual meeting of shareholders of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our” or “us”), to consider and vote upon:
1.
The election of Sharon Osberg and Benjamin Schall as Class II trustees, each to serve until the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020;

3.
An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers; and

4.
Any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

The record date for determining shareholders entitled to notice of, and to vote at, this annual meeting is the close of business on March 13, 2020. Only shareholders of record at that date are entitled to notice of, and to vote at, the meeting. For more information, please read the accompanying Proxy Statement.
Due to the public health emergency created by the coronavirus pandemic (COVID-19) and in order to comply with government directives and support the health and wellbeing of our shareholders and others, this year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting by remote communication and vote and submit questions during the virtual Annual Meeting by visiting www.meetingcenter.io/241772861. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers — How do I attend and vote shares at the Annual Meeting?”. Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.
It is important that your shares are represented at the meeting. Shareholders of record as of the close of business on the record date may vote their shares in person at the annual meeting, or authorize a proxy (1) by telephone, (2) through the Internet or (3) if you requested to receive printed proxy materials, by submitting your enclosed proxy card. Specific instructions for authorizing a proxy to vote your shares by telephone or through the Internet are included in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials you received in the mail. If your shares are registered in the name of a broker or other nominee, you will receive instructions from your broker or other nominee describing how to vote your shares.
If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote.
Sincerely,
Matthew Fernand
General Counsel,
Executive Vice President and Secretary
April 9, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2020.
The Company’s Proxy Statement for the 2020 annual meeting of shareholders and the 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.envisionreports.com/SRG.

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ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION	52
OTHER BUSINESS THAT MAY COME BEFORE THE MEETING	53
2021 ANNUAL MEETING OF SHAREHOLDERS	53
DELINQUENT SECTION 16(A) REPORTS	53
SOLICITATION OF PROXIES	53
IMPORTANT	53

ii

QUESTIONS AND ANSWERS
What is included in these proxy materials? What is a proxy statement and what is a proxy?
The proxy materials for the 2020 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our,” or “us”), include the Notice of Annual Meeting, this Proxy Statement, our 2019 Annual Report on Form 10-K and a proxy card or voting instruction form. The Company has made these proxy materials available to you by Internet or, upon your request, has delivered printed versions of these materials to you by mail, because you were a shareholder of record at the close of business on March 13, 2020.
A proxy statement is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares. That other person is called a proxy.
We have designated three of our officers as proxies for the Annual Meeting. When you authorize a proxy by using the Internet, by telephone or by signing and returning the proxy card, you appoint each of Benjamin Schall, Brian Dickman and Matthew Fernand as your representative at the Annual Meeting (the “proxies”), with full power of substitution of any of them. Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by using the Internet, by telephone or, if you received your proxy card by mail, by signing and returning your proxy card. If you authorize a proxy by using the Internet or by telephone, you do not need to return your proxy card.
The form of proxy and this Proxy Statement have been approved by our Board of Trustees (“Board”) and are being provided to shareholders by its authority. These materials were first made available or sent to you on April 9, 2020.
Any reference in this Proxy Statement to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.
Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to our shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will be able to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice, proxy card or voting instruction form. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its Annual Meetings and reduce the cost to the Company of physically printing and mailing materials.
What am I voting on at the Annual Meeting?
At the Annual Meeting, our shareholders are asked to consider and vote upon:
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the election of Sharon Osberg and Benjamin Schall as Class II trustees, each to serve until the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified;

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the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020;

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an advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers; and

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any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

How does the Board recommend I vote?
The Board recommends that you vote as follows:
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FOR the election of each of the Board’s nominees for Class II trustees;

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FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020; and

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FOR, on an advisory basis, non-binding, the approval of the executive compensation program for our named executive officers.

What does it mean to vote by proxy?
It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:
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FOR the election of each of the Board’s nominees for Class II trustees;

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FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020; and

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FOR, on an advisory, non-binding basis, the approval of the executive compensation program for our named executive officers.

Who is entitled to vote?
Only holders of our Class A common shares of beneficial interest (“Class A Shares”) and Class B common shares of beneficial interest (“Class B Shares”) at the close of business on March 13, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The holder of each Class A Share and each Class B Share outstanding is entitled to one vote per share. There were 38,552,940 Class A Shares and no Class B Shares outstanding on the Record Date.
How do I cast my vote?
If you hold your shares directly in your own name, you are a “registered shareholder” (sometime referred to as a “record shareholder”) and may vote in person at the Annual Meeting or you may complete and submit a proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.
How do I authorize a proxy to vote my shares by telephone or through the Internet?
If you are a registered shareholder, you may authorize a proxy to vote your shares by telephone or through the Internet following the instructions in the Notice. If you are a street-name shareholder, your broker or other nominee has provided a voting instruction form and other information for you to use in directing your broker or nominee how to vote your shares.
Who will count the vote?
A representative of Computershare Trust Company, N.A., an independent tabulator, will count the vote and act as the inspector of election.
May I change my vote after I have voted?
A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered shareholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

The last proxy received prior to the Annual Meeting will be the one that will be counted. If you are a registered shareholder, you may also change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, change a prior vote. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.
May I revoke a proxy?
Yes, a registered shareholder may revoke a properly executed proxy at any time before it is exercised at the Annual Meeting by (i) submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question or (ii) attending the Annual Meeting in person and revoking your proxy. Street-name shareholders wishing to revoke their proxies after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.
What does it mean if I receive more than one Notice, proxy or voting instruction form?
It means your shares are registered in more than one account. For all copies of proxy materials, please provide voting instructions for all Notices, proxy cards and voting instruction forms that you receive. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, Computershare Trust Company, N.A., at 462 South 4th Street, Suite 1600 Louisville, KY 40202 (1-866-455-9772). Street-name shareholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.
What constitutes a quorum?
The holders of a majority of the outstanding shares entitled to vote, in person or represented by proxy at the Annual Meeting, constitute a quorum. A quorum is necessary to conduct the Annual Meeting.
What is the required vote to elect trustees?
Item 1: The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) as to a nominee at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualified. Cumulative voting is not permitted.
What is the required vote to approve each of the other proposals?
Item 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.
Item 3: Approval of the advisory vote on the Company’s executive compensation program for our named executive officers requires the affirmative vote of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.
What is the effect of an abstention?
Abstentions occur when a shareholder is present in person or by proxy at the Annual Meeting, but abstains from voting. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are not vote casts and will have no effect on the election of trustees, on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm or on the advisory vote on the Company’s executive compensation.
How will votes be counted on shares held through brokers?
If you hold shares beneficially in street name, but do not provide your broker with voting instructions on a matter on which the broker is not permitted to vote without instructions from the beneficial owner, your shares represent “broker non-votes.” Under the rules of the New York Stock Exchange, brokers are not entitled to vote on (i) the election of trustees (Item 1), or (ii) the advisory vote on the Company’s executive compensation (Item 3) unless they receive voting instructions from the beneficial owner. Your broker is entitled to vote your shares even if no instructions are received from you on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2). Broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Because broker non-votes are not considered votes cast on a proposal, broker non-votes, if any, will not affect the outcome of the election of trustees (Item 1) or the advisory vote on the Company’s executive compensation (Item 3).
Why are you holding a virtual Annual Meeting?
Due to the public health emergency created by the coronavirus pandemic (COVID-19) and to comply with government directives and support the health and wellbeing of our shareholders, this year’s Annual Meeting will be held by remote communication in a virtual meeting format only. In addition, we believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our shareholders and the company.
The Annual Meeting will convene at 9:30 a.m. Eastern Time on May 21, 2020. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process. Please follow the registration instructions as outlined in this proxy statement.
How do I attend and vote shares at the Annual Meeting?
Any shareholder as of the Record Date or their duly authorized proxies may attend the Annual Meeting. If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.meetingcenter.io/241772861. You also will be able to vote your shares electronically as part of the Annual Meeting webcast. Please follow the instructions on the notice or proxy card that you received.
To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SRG2020.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting by remote communication via webcast, you must submit proof of your proxy power (legal proxy) reflecting your Seritage holdings from your broker or nominee. Obtaining a legal proxy from the broker or nominee make take several days. Requests for registration must be labeled as “Legal Proxy” and be received at www.meetingcenter.io/241772861 by 11:59 p.m. Eastern Time on May 19, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to the following:
By email
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail
Computershare
Seritage Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
The Annual Meeting will convene at 9:30 a.m. Eastern Time on May 21, 2020. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process. Please follow the registration instructions as outlined in this proxy statement.

May I access future annual meeting materials through the Internet?
Yes. Registered shareholders may sign up for electronic delivery at www.envisionreports.com/SRG. If you authorize a proxy through the Internet, you may also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing our 2020 Annual Report on Form 10-K and the Proxy Statement for our 2021 annual meeting. Street-name shareholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our company incurs in connection with the solicitation of proxies.
How are proxies solicited and what is the cost?
Seritage will bear the cost of soliciting proxies by or on behalf of our Board. In addition to solicitation through the mail, proxies may be solicited in person or by telephone or electronic communication by our trustees, officers and employees, none of whom will receive additional compensation for these services. We have engaged Georgeson LLC (“Georgeson”) to distribute and solicit proxies on our behalf and will pay Georgeson a fee of  $10,000, plus reimbursement of reasonable out-of-pocket expenses, for these services.
What is “householding”?
Seritage has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, shareholders of record who have the same address and last name will receive a single copy of the Notice and, if applicable, the proxy materials unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.
If you wish to receive separate copies of Notices and, if applicable, proxy materials, please call the Company at (212) 355-7800 or write to: Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. The Company will deliver the requested documents to you promptly upon your request.
Any shareholders of record who share the same address and currently receive multiple copies of Notices and, if applicable, proxy materials who wish to receive only one copy of these materials per household in the future may contact the Corporate Secretary of the Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.
How do I revoke my consent to the householding program?
If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate Notices and, if applicable, proxy materials, you may revoke your consent by writing to Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. You may also revoke your consent by contacting the Company at (212) 355-7800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

CORPORATE GOVERNANCE
Corporate Governance Practices
Our Board is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of our Audit, Compensation and Nominating and Corporate Governance Committees and our Code of Business Conduct and Ethics, are available on our website at www.seritage.com on our Investor Relations page under the heading “Governance Documents.” (We are not including the information contained on, or available through, our website as a part of, or incorporating such information by reference into, this Proxy Statement.)
Among other things, the Corporate Governance Guidelines provide that:
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A majority of the members of the Board must be independent trustees;

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Independent trustees are to meet regularly, at least twice a year, in executive session without management present;

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The Board and each of its committees have the power to engage, at the Company’s expense, independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance;

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The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively;

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The Board is committed to a policy of inclusiveness and is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills; and

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Trustees and executive officers are prohibited from entering into any hedging or pledging transactions involving Company securities. Specifically, the Company prohibits all trustees and executive officers from engaging (at any time) in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, including any hedging or similar transaction designed to decrease the risks associated with holding Company securities (but excluding transactions pursuant to awards granted under a Company equity-incentive plan, such as the exercise of stock options and purchase of the underlying shares). In addition, all trustees and executive officers are prohibited from pledging Company securities as collateral for loans.

Environmental, Social and Governance Practices
We are committed to environmental, social responsibility and governance practices that serve our shareholders, our team and our communities. We believe that revitalizing under-utilized real estate, enriching the communities that we serve and delivering value to all of our stakeholders is core to our mission. In 2019, we launched our Environmental, Social and Governance steering committee and have taken several steps towards recognizing our risks and improving our practices across our Company.
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Environmental   We are undertaking a number of green initiatives to mitigate our environmental risks, including replacing or redeveloping aging structures with more energy efficient buildings, and implementing improved insulation, cool roofs, LED lighting, smart irrigation systems and landscape design, remote electricity monitoring and charging stations for electric vehicles.

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Social   We have completed or commenced over 100 projects representing $1.7 billion of capital investment, and are repurposing and modernizing over 10 million square feet of buildings and 1,000 acres of land, enhancing the local communities in which we serve and contributing to job creation. We are dedicated to building a corporate workforce built on a culture of respect, safety, professionalism and integrity. We also encourage our employees to volunteer through our corporate community service program and initiated an annual service day for our employees in 2019.

•
Governance   We are focused on maintaining high governance standards and increasing the diversity of our board of trustees and executive leadership. In 2019, our Board of Trustees elected an additional female director, and we will continue to evaluate the gender diversity of our Board of Trustees in the future. We also aim to align the interests of our leadership and our shareholders through a compensation philosophy that emphasizes performance goals and shareholder returns. In addition, we ensure that each of our trustees and employees is subject to our Code of Business Conduct and Ethics, which we believe increases accountability and lowers governance risks.

Trustee Independence
Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each trustee. In making its independence determinations, the Board considers transactions, relationships and arrangements between Seritage and entities with which trustees are associated as executive officers or trustees. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a real estate company such as Seritage.
As a result of this review, the Board affirmatively determined that the following trustees meet the standards of independence under our Corporate Governance Guidelines and the applicable New York Stock Exchange (“NYSE”) listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:
David S. Fawer
John T. McClain
Sharon Osberg
Thomas M. Steinberg
Allison L. Thrush
On April 15, 2019, Allison L. Thrush was elected to the Company’s Board of Trustees as an independent trustee. Ms. Thrush replaced Thomas M. Steinberg on the Audit Committee effective May 6, 2019, with Mr. Steinberg continuing in his roles as a trustee of the Company, Chairman of the Investment Committee and a member of the Nominating and Corporate Governance Committee.
The Board has also determined that all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing rules. The Board has further determined David S. Fawer and Allison L. Thrush are financially literate, and that John T. McClain, the chair of the Audit Committee, is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.
The Board has also determined that the members of the Compensation Committee meet independence criteria applicable to compensation committee members under the NYSE listing rules.
Risk Management
Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Audit Committee and the Compensation Committee below and in the charters of the Audit Committee and the Compensation Committee. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight and management of particular risks within the Company, including our Chief Financial Officer and our General Counsel.
Public Policy Matters
We are committed to ethical business conduct and expect our trustees, officers and employees to act with integrity and to conduct themselves and our business in a way that protects our reputation for fairness and honesty. Consistent with these principles, we have established policies and practices in our Code of Business Conduct and Ethics with respect to political contributions and other public policy matters.
We encourage our employees to be active in the political and civic life of their communities. Trustees, officers and employees acting in their individual capacities may not give the impression that they are speaking on our behalf or representing the Company in such activities. In addition, no trustee or employee is permitted to make, authorize or permit any unlawful contributions, expenditure or use of the Company’s funds or property for political purposes. Trustees and employees must not give anything of value to government officials if this could be interpreted as an attempt to curry favor on behalf of the Company.

THE BOARD OF TRUSTEES
Board Membership
The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, skills and experience in relation to the needs of the Board. Trustee nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of trustee nominees resides with the Board.
The Nominating and Corporate Governance Committee ensures, to the extent consistent with applicable legal requirements and the Board’s duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search that the Board and the Nominating and Governance Committee undertake. The Board and the Nominating and Governance Committee believe that it is important that our trustees represent diverse viewpoints. This process is designed so that the Board includes trustees with diverse backgrounds that represent appropriate financial and other expertise relevant to our business.
The Board held four regular meetings during fiscal year 2019. All of the trustees who served on the Board during 2019 attended at least 75% of the total meetings of the Board and each of the Board committees on which such trustee served during his or her respective tenure. In addition to the foregoing, during fiscal year 2019, the trustees from time to time held additional meetings and conference calls (with Mr. Lampert recusing himself) to discuss Company business relating to Sears Holdings Corporation (“Sears Holdings”), Transform Holdco LLC (“Holdco”) and/or ESL Investments, Inc. All trustees who served on the Board during 2019 attended our 2019 annual meeting of shareholders.
Committees of the Board of Trustees
The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NYSE listing rules.
The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2019.
	Audit	Compensation	Nominating and Corporate Governance	Investment
D. Fawer	X		X*
E. Lampert				X
J. McClain	X*	X*
S. Osberg		X
T. Steinberg(1)			X	X*
A. Thrush(2)	X
2019 Meetings	5	2	2	3(3)

*
Committee chair

(1)
Allison L. Thrush replaced Thomas M. Steinberg as a member of the Audit Committee in May 2019 following her election as a trustee in April 2019. Mr. Steinberg attended all Audit Committee meetings prior to his replacement as a member of the Committee by Ms. Thrush.

(2)
Allison L. Thrush was elected to the Board in April 2019 and replaced Thomas M. Steinberg as a member of the Audit Committee in May 2019. Ms. Thrush attended all Board and Audit Committee meetings that took place after her election as trustee and appointment to the Committee, respectively.

(3)
In addition to the meetings set forth above, in other instances the Investment Committee acted pursuant to unanimous written consents in 2019.

Each committee operates under a written charter. The principal functions of each Committee are summarized below (charters for the Audit, Compensation and Nominating and Corporate Governance Committees may be viewed on our website at www.seritage.com under the “Investors — Governance Documents” heading or by writing to our Corporate Secretary at our principal executive office):
Audit Committee
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Hires, subject to shareholder ratification, the independent registered public accounting firm to perform the annual audit;

•
Is responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report;

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Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;

•
Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto;

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Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm;

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Reviews financial reports, internal controls and risk exposures;

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Reviews and approves all related-party transactions, as defined by applicable NYSE rules;

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Reviews management’s plan for establishing and maintaining internal controls;

•
Reviews the scope of work performed by the internal audit staff;

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Discusses with the Company’s General Counsel matters that involve our compliance and ethics policies; and

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Prepares the Audit Committee Report required by SEC rules to be included in our annual Proxy Statement.

Compensation Committee
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Reviews recommendations for and approves the compensation of senior executive officers;

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Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level;

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Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives; and

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Prepares the Compensation Committee Report required by SEC rules to be included in our annual Proxy Statement.

Nominating and Corporate Governance Committee
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Reports annually to the full Board with an assessment of the Board’s performance;

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Recommends to the full Board the nominees for trustees;

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Reviews and recommends to the Board the composition of Board committees and the committee chairperson;

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Reviews recommended compensation arrangements for the Board; and

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Reviews and reassesses the adequacy of our Corporate Governance Guidelines.

Investment Committee
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Assists the Board in fulfilling its responsibility to oversee acquisitions, dispositions, development projects, financings and other similar investments by the Company;

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Assists the Company’s executive officers and management in evaluating and formulating proposed investments;

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Reviews and assesses proposed investments in light of the Company’s strategic goals and objectives; and

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Has the authority to approve certain transactions and presents and recommends certain other transactions to the full Board for its approval.

Compensation Committee Interlocks and Insider Participation
During fiscal 2019, John T. McClain and Sharon Osberg served as members of our Compensation Committee. No member of the Compensation Committee is a current or former executive officer or employee of the Company and no current member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain related-party transaction. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director or member of the Company’s Compensation Committee during fiscal 2019.
Communications with the Board of Trustees
You may contact any trustee, any group of trustees or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Seritage Growth Properties Board of Trustees — c/o Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. Communications are distributed to the Board, a committee of the Board, or a Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as new product suggestions, résumés and other job inquiries, surveys and business solicitations or advertisements.
Board Leadership Structure
The Board has no policy that mandates the separation of the offices of Chairman of the Board and Chief Executive Officer. Under our Corporate Governance Guidelines, the Board believes that it is in the best interests of the Company to make such a determination at the time that it elects a new Chairman of the Board or Chief Executive Officer. The Board believes this determination should be based on the Company’s best interests in light of the circumstances at the time. Taking these considerations into account, the Board has concluded that the separation of the roles of Chairman and Chief Executive Officer best serves the best interests of the Company at this time. Currently, Mr. Lampert is the Chairman of the Board and Mr. Schall is the Chief Executive Officer of the Company. The Board believes it is important to maintain flexibility as to the Board’s leadership structure, but firmly supports maintaining a non-management trustee in a leadership role at all times, whether as non-executive Chairman or Lead Independent Trustee.
Nomination of Trustee Candidates
The Nominating and Corporate Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria that it uses for other candidates. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on trustee candidates from a variety of sources, including our current trustees. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by shareholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the candidate’s qualifications and independence and economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee will ensure, to the extent consistent with applicable legal requirements and the Board’s duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search that the Board and the Nominating and Governance Committee undertake. While the Committee has the right to retain a third party to assist in the nomination process, the Committee did not do so in fiscal 2019, and accordingly the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal 2019.
Trustee nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our Company and our shareholders. The Committee believes that it is important to align the interests of the trustees with those of our shareholders, and therefore expects that each non-employee trustee will acquire, by the third anniversary of his or her election as a trustee, a number of Class A Shares with a cost at least equal to the annual retainer of each trustee in effect on the date when the trustee first becomes a member of the Board. The Corporate Governance Guidelines provide that the Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, trustees and nominees should have predominately business backgrounds, have experience at policy-making levels in business, and bring a diverse set of business experiences and perspectives to the Board.
Any recommendation by our shareholders should include any supporting material the shareholder(s) considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our trustees if elected. The Nominating and Corporate Governance Committee also reserves the right to request such additional information as it deems appropriate. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. See section entitled “Communications with the Board of Trustees” for more information.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Review and Approval of Transactions with Related Persons
The Company’s Audit Committee charter requires that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules and applicable NYSE rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Our Relationships with Holdco and ESL
On June 11, 2015, Sears Holdings effected a rights offering (the “Rights Offering”) to Sears Holdings stockholders to purchase common shares of Seritage in order to fund, in part, Seritage’s $2.7 billion acquisition of 234 of Sears Holdings’ owned properties and one of its ground leased properties, and its 50% interests in three joint ventures that collectively owned 28 properties, ground leased one property and leased two properties (collectively, the “Transaction”). The Rights Offering ended on July 2, 2015, and the Company’s Class A Shares were listed on the NYSE on July 6, 2015. On July 7, 2015, the Company completed the Transaction with Sears Holdings and commenced operations. The Company’s only operations prior to the completion of the Rights Offering and Transaction were those incidental to the completion of such activities.
On October 15, 2018, Sears Holdings and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On February 28, 2019, the Company and certain affiliates of Holdco, an affiliate of ESL Investments, Inc., executed a master lease with respect to 51 wholly-owned properties (the “Holdco Master Lease”), which became effective on March 12, 2019, when the Bankruptcy Court issued an order approving the rejection of the original master lease between the Company and affiliates of Sears Holdings (the “Original Master Lease”).
Since the Transaction, the Company has operated as an independent public company. However, one of our trustees, Edward S. Lampert, and entities affiliated with him, together as a group, currently beneficially own significant portions of both Holdco’s outstanding common stock and equity in Seritage Growth Properties, L.P., a Delaware limited partnership (“Operating Partnership”). Seritage is the sole general partner of Operating Partnership. Mr. Lampert is also the Chairman of the Board of each of the tenant entities that is a party to the Holdco Master Lease. In addition, during the year ended December 31, 2019, Holdco was our largest tenant. Accordingly, Holdco is considered a related party.
The following is a summary of the terms of the material agreements that we have entered into with Holdco and its subsidiaries, Operating Partnership and ESL Investments, Inc. and its affiliates (“ESL”). The summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements filed as exhibits to our SEC reports.
The Holdco Master Lease
The Holdco Master Lease is a unitary, non-divisible lease as to all properties, with Holdco’s obligations as to each property cross-defaulted with all obligations of Holdco with respect to all other properties. The Holdco Master Lease generally is a triple net lease with respect to all space leased thereunder to Holdco, subject to proportional sharing by Holdco for repair and maintenance charges, real property taxes, insurance and other costs and expenses common to both the space leased by Holdco and other space occupied by other tenants in the same or other buildings, space recaptured pursuant to the Company recapture rights described below and all other space constructed on the properties. Under the Holdco Master Lease, Holdco is required to make all expenditures reasonably necessary to maintain the premises in good appearance, repair and condition for as long as they were in occupancy.
The Holdco Master Lease will expire in July 2025 with three options for five-year renewals of the term and a final option for a four-year renewal. The Holdco Master Lease contains certain provisions providing the Company with the right to recapture and re-lease specified space governed by the Holdco Master Lease.

The Holdco Master Lease also provides for certain rights of Holdco to terminate the Holdco Master Lease with respect to properties that cease to be profitable for operation by Holdco, subject to limitations as set forth in the Holdco Master Lease.
As of December 31, 2019, the Company leased space at 48 wholly-owned properties to Holdco under the Holdco Master Lease and also leased space to Holdco at three joint venture properties. In November 2019, Holdco exercised its rights under the Holdco Master Lease to terminate the Holdco Master Lease, effective March 2020, with respect to 29 properties. As of December 31, 2019, three wholly-owned properties were subject to 100% recapture notices pursuant to the terms of the Holdco Master Lease, and 28 wholly-owned properties and one joint venture property were subject to termination notices pursuant to the terms of the Holdco Master Lease and the lease with Holdco at the joint venture property, respectively. Giving effect to this recapture and termination activity, as of December 31, 2019, the Company leased space at 17 wholly-owned properties to Holdco under the Holdco Master Lease and also leased space to Holdco at two joint venture properties.
The Holdco Master Lease initially provided for an initial base rent amount of approximately $32.5 million annually, subject to increase during each lease year and subject to adjustment in the form of a recent concession with respect to properties that cease to be profitable. As of December 31, 2019, after giving effect to pending recapture or termination activity, the annual base rent paid with respect to the 17 properties subject to the Holdco Master Lease and the two properties subject to leases between the Company’s unconsolidated joint ventures and Holdco accounted for $10.6 million.
Total rental income, which includes base rent and tenant reimbursements, from the Holdco Master Lease for the year ended December 31, 2019 was approximately $34.4 million.
The Original Master Lease
The Original Master Lease remained in effect until the approval of its rejection by the Bankruptcy Court on March 12, 2019. The Original Master Lease had an initial term of ten years with three options for five-year renewals of the term and a final option for a four-year renewal. The total rental income paid directly by Sears Holdings and its subsidiaries under the Original Master Lease for the year ended December 31, 2019 was $17.1 million.
Subscription, Distribution and Purchase and Sale Agreement
Through the Subscription, Distribution and Purchase and Sale Agreement, Sears Holdings subscribed for rights to acquire Seritage Class A Shares and distributed such subscription rights to its stockholders. The Subscription, Distribution and Purchase and Sale Agreement also provided for the sale of properties and joint venture interests (both directly and indirectly) to Operating Partnership for an aggregate purchase price of approximately $2,677.3 million. The Subscription, Distribution and Purchase and Sale Agreement allocated responsibility for liabilities relating to the acquired properties between Seritage and Sears Holdings subject to the provisions of the Original Master Lease. It also contains indemnification obligations between Seritage and Sears Holdings.
ESL Exchange Agreement
Seritage, Operating Partnership and ESL entered into an exchange agreement (the “ESL Exchange Agreement”), dated as of June 26, 2015, pursuant to which ESL exchanged subscription rights that, if exercised, would have resulted in ESL receiving in excess of 3.1% of the Seritage common shares, together with an amount of cash equal to the aggregate amount ESL would have paid had it exercised such subscription rights in the rights offering plus the value of the Seritage non-economic shares, for Seritage non-economic shares having 5.4% of the voting power of Seritage but not entitled to dividends or distributions and Operating Partnership units. ESL, which holds all of the Seritage non-economic shares, has agreed with us that upon any sale or other transfer to a non-affiliate of any of its Operating Partnership units, it will surrender to Seritage a pro rata portion of the Seritage non-economic shares that it holds prior to the sale or other transfer, whereupon the surrendered Seritage non-economic shares will be cancelled and the aggregate voting power of ESL in Seritage will be proportionately reduced.

Amended and Restated Limited Partnership Agreement of Operating Partnership
The partnership agreement of Operating Partnership, as amended and restated, provides holders of Operating Partnership units (other than Seritage and entities controlled by it) approval rights over certain modifications to the partnership agreement, withdrawal or succession of Seritage as general partner of Operating Partnership, tax elections and certain other matters at all times. Because ESL currently owns a majority of the outstanding Operating Partnership units not held by Seritage and the entities controlled by it, ESL’s approval will be required in order for the general partner to undertake such actions unless ESL no longer owns a majority of such units. In addition, ESL has the right to acquire additional Operating Partnership units to allow it to maintain its relative ownership interest in Operating Partnership if Operating Partnership issues additional units to Seritage.
In addition, the partnership agreement of Operating Partnership provides holders of Operating Partnership units (other than Seritage and entities controlled by it) the right to cause Operating Partnership to redeem each of their Operating Partnership units in exchange for cash or, at the election of Seritage, common shares of Seritage on a one-for-one basis. The partnership agreement of Operating Partnership also permits ESL to transfer its Operating Partnership units to one or more underwriters to be exchanged for Seritage common shares in connection with certain dispositions in order to achieve the same effect as would occur if ESL were to exchange its Operating Partnership units for Seritage common shares, which may be limited under the ownership restrictions set forth in the Seritage declaration of trust, and then dispose of those shares in an underwritten offering. As of December 31, 2019, the Company held a 69.1% interest in the Operating Partnership and ESL held a 30.9% interest. The portions of consolidated entities not owned by the Company are presented as non-controlling interest as of and during the period presented.
Registration Rights Agreement with ESL
We entered into a registration rights agreement with ESL (the “Registration Rights Agreement”). The Registration Rights Agreement provides for, among other things, demand registration rights and piggyback registration rights for ESL. Pursuant to the Registration Rights Agreement and the partnership agreement of Operating Partnership, if ESL proposes to engage in an offering, it may transfer Operating Partnership units to an underwriter to be exchanged for Seritage common shares before they are sold in the offering. We are also required to indemnify ESL against losses suffered by it or certain other persons based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, related prospectus, preliminary prospectus or free writing prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent based upon information furnished in writing by ESL specifically for use therein.
As of April 1, 2020, ESL owns approximately 6.6% of the outstanding Class A Shares. For additional information, see the “Amount and Nature of Beneficial Ownership” section of this Proxy Statement.

ITEM 1. ELECTION OF TRUSTEES
Item 1 is the election of two Class II trustee nominees to our Board. If elected, the two nominees will serve until the 2023 annual meeting of shareholders and until their successors are duly elected and qualify. The proxies will vote FOR the election of all of the nominees listed below, unless otherwise instructed.
The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualified. Cumulative voting is not permitted.
The number of trustees constituting the entire Board is currently fixed at seven. Our declaration of trust provides that our trustees are divided into three classes. One class of trustees is elected at each annual meeting of shareholders to serve until the third succeeding annual meeting of shareholders and until their respective successors have been duly elected and qualify.
The Board expects both nominees to be available for election. If any nominee should become unavailable to serve as a trustee for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE TWO NOMINEES FOR TRUSTEE.
The biographies of each of the nominees below contain information regarding the nominee’s service as a trustee, business experience, trustee or director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a trustee for the Company.
Sharon Osberg
Trustee since 2018
Sharon Osberg, age 70, worked for 25 years in financial technology development and management. The bulk of her career was spent at Wells Fargo Bank, where she became Executive Vice President in charge of the newly created Online Financial Services Division. Ms. Osberg was responsible for charting Wells Fargo’s internet course and growing its online business. After leaving Wells Fargo in 2001, Ms. Osberg was Chief Operating Officer for 724 Solutions, Inc. in Toronto, Canada until her retirement in 2003. Ms. Osberg has held various consulting positions for insurance, banking, and technology companies. She also served on the Board of Directors of The Sequoia Fund beginning in 2003 and held the position of Chairperson from 2013 until her retirement in 2015. She currently serves on the boards of Felidae, a non-profit conservation and research organization, and Orangutan Foundation International, a non-profit conservation organization. Ms. Osberg’s experience in finance and as a member of boards, including as Chairperson, qualifies her to serve as a trustee of the Company.
Benjamin Schall
Trustee since 2015
Benjamin Schall, age 45, is the Chief Executive Officer and President and trustee of Seritage. Prior to becoming CEO and President, Mr. Schall served as Chief Operating Officer of Rouse Properties, Inc. (NYSE: RSE, now private) from 2012 to 2015. At Rouse, he oversaw the redevelopment and operations of a $2.5 billion portfolio of 35 regional malls, totaling 25 million square feet across the country. Prior to that, Mr. Schall was Senior Vice President with Vornado Realty Trust (NYSE: VNO). At Vornado, his responsibilities included overseeing Vornado’s suburban retail shopping center business, consisting of 18 million square feet in 140 assets representing value of over $3 billion. Mr. Schall is a Trustee of the International Council of Shopping Centers (ICSC) and a member of Nareit. Mr. Schall is Co-Chair of the Board of University Settlement, a non-profit service provider in New York City. Mr. Schall’s extensive experience as an executive in public real estate investment trusts and in the retail real estate industry, including his service as our Chief Executive Officer, qualifies him to serve as a trustee of the Company.

OTHER TRUSTEES
David S. Fawer
Trustee since 2015
David S. Fawer, age 51, most recently served as a Senior Managing Director of Blackstone’s Real Estate Debt Strategies group, where he was a member of the Real Estate Investment Committee for both Blackstone Real Estate Debt Strategies and Blackstone Real Estate Advisors until his resignation in February 2019. Prior to joining Blackstone in 2018, Mr. Fawer served as Vice Chairman of OneWest Bank N.A. from 2009 until August 2015, where he developed and managed all aspects of the commercial real estate businesses. Mr. Fawer has over 25 years of experience in the field of commercial real estate finance, including lending, real estate equity investing, and risk management, which qualifies him to serve as a trustee for the Company.
Edward S. Lampert
Trustee since 2015
Edward S. Lampert, age 57, currently serves as the Chairman and Chief Executive Officer of ESL, which he founded in April 1988, and the Chief Executive Officer of Transform Holdco LLC. Mr. Lampert previously served as the Chairman and Chief Executive Officer of Sears Holdings until October 2018. Sears Holdings and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code with the Bankruptcy Court in October 2018. Mr. Lampert also served on the board of AutoNation from 2002 to 2007. Mr. Lampert has extensive experience in business and finance, and he has invested in many retail companies, which qualifies him to serve as a trustee of the Company.
John T. McClain
Trustee since 2015
John T. McClain, age 59, currently serves as the Chief Financial Officer of Iconix Brand Group, a brand management company. Previously, Mr. McClain served as the Chief Financial Officer of Lindblad Expeditions Holdings, Inc., an expedition travel company. Mr. McClain also served as the Chief Financial Officer of the Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until its sale to Sycamore Partners in April 2014. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc., formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From 2006 to 2007, Mr. McClain served as the Chief Accounting Officer of Avis and Chief Operating Officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain also serves on the Board of Directors of Lands’ End, Inc., where he is chair of the Audit Committee, and previously served on the Board of Directors of Cherokee Global Brands Inc., where he was the chair of the Audit Committee. Mr. McClain has over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors, which qualifies him to serve as a trustee of the Company.
Thomas M. Steinberg
Trustee since 2015
Thomas M. Steinberg, age 63, is the Founder and Chief Executive Officer of TS Partners, an international, diversified investment firm. Prior to this, Mr. Steinberg was President of Tisch Family Interests from 1996 through 2013, where he directed real estate transactions and was responsible for management of portfolios that included public equity, private equity, debt and alternative investments. Mr. Steinberg currently serves on the Board of Directors of KGB, Inc., the largest independent directory assistance company in the world. Mr. Steinberg also served on the Board of Directors of Gunther International, a leading producer of intelligent document finishing systems, and as a director of a number of privately held companies including Catellus. Mr. Steinberg has over 30 years of experience in the real estate and investment space, which qualifies him to serve as a trustee of the Company.

Allison L. Thrush
Trustee since 2019
Allison L. Thrush, 56, previously served as a managing director of Fortress Investment Group LLC, where she was responsible for capital formation and investor relations for the firm’s private equity business. Her responsibilities included fund structuring, fundraising, and negotiation of the firm’s private equity investment partnerships, investor relations and client services, oversight of various advisory boards, and special projects relating to matters such as restructurings, recapitalizations and IPOs. Prior to joining Fortress in 2001, Ms. Thrush directed a portfolio of opportunistic real estate and private equity investments for the New York State Common Retirement Fund. Prior to that, she worked for the New York State Urban Development Corporation and Coopers and Lybrand, now PricewaterhouseCoopers. Ms. Thrush’s experience in business, investment and real estate qualify her to serve as a trustee of the Company.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
Security Ownership of Trustees and Management
The following table sets forth information with respect to the beneficial ownership of our Class A Shares, Class B Shares and Class C Shares as of April 1, 2020 by:
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each of our trustees;

•
each named executive officer (as defined under “Summary Compensation Table”); and

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all of our trustees and executive officers as a group.

	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned	Percent(3)	Number of Shares Beneficially Owned	Percent	Number of Shares Beneficially Owned	Percent	% of Total Voting Power(4)
James Bry	8,045	*	—	—	—	—	*
Brian Dickman	22,665	*	—	—	—	—	*
Matthew Fernand	20,799	*	—	—	—	—	*
Kenneth Lombard	3,046	*	—	—	—	—	*
Mary Rottler	16,468	*	—	—	—	—	*
Benjamin Schall	247,835	*	—	—	—	—	*
David S. Fawer	12,000	*	—	—	—	—	*
Edward S. Lampert	2,530,637(5)	6.6%(5)	—	—	—	—	6.6%
John T. McClain	2,600	*	—	—	—	—	*
Sharon Osberg	4,500	*	—	—	—	—	*
Thomas M. Steinberg	23,160	*	—	—	—	—	*
Allison L. Thrush	—	—	—	—	—	—	—
All trustees and executive officers as a group (12 persons)	2,891,755	7.5%	—	—	—	—	7.5%

*
Less than 1%

(1)
The address of each beneficial owner is c/o Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110.

(2)
Ownership includes:

•
shares in which the trustee or executive officer may be deemed to have a beneficial interest; and

•
for executive officers, shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances, restricted stock units that are scheduled to vest within 60 days of April 1, 2020 and performance-based restricted stock units that are scheduled to vest within 60 days of April 1, 2020. Unless otherwise indicated, the trustees and executive officers listed in the table have sole voting and investment power with respect to the shares listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)
“Percent of Class” for each named person was calculated by using the disclosed number of shares beneficially owned as the numerator and 38,552,940, the number of our Class A common shares outstanding as of March 13, 2020 (plus for each named person, the number of shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.

(4)
The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 38,552,940, the number of shares of our Class A Shares outstanding as of March 13, 2020 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares were outstanding as of March 13, 2020.

(5)
Please see Footnote 10 to the table of Security Ownership of 5% Beneficial Owners below.

Security Ownership of 5% Beneficial Owners
The following table sets forth information with respect to beneficial ownership of our shares of beneficial interest by persons known by us to beneficially own 5% or more of our outstanding common shares as of April 1, 2020.
	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent(2)	Number of Shares Beneficially Owned(1)	Percent	Number of Shares Beneficially Owned(1)	Percent	% of Total Voting Power(3)
EdgePoint Investment Group Inc. and related entities(4)	4,829,635	12.5%	—	—	—	—	12.5%
The Vanguard Group and related entities(5)	4,727,163	12.3%	—	—	—	—	12.3%
Hotchkis and Wiley Capital Management, LLC(6)	4,041,310	10.5%	—	—	—	—	10.5%
BlackRock Inc. and related entities(7)	3,107,023	8.1%	—	—	—	—	8.1%
BloombergSen Inc.(8)	2,909,759	7.5%	—	—	—	—	7.5%
Empyrean Capital Partners, LP and related entities(9)	2,422,990	6.3%	—	—	—	—	6.3%
ESL Investments, Inc. and related entities(10)	2,530,637	6.6%	—	—	—	—	6.6%
Warren E. Buffett(11)	2,000,000	5.2%	—	—	—	—	5.2%

(1)
Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(2)
“Percent of Class” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 38,552,940, the number of shares of our common shares outstanding as of March 13, 2019 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.

(3)
The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 38,552,940, the number of shares of our Class A Shares outstanding as of March 13, 2019 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares were outstanding as of March 13, 2020.

(4)
Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by EdgePoint Investment Group Inc. and EdgePoint Global Portfolio with the SEC on March 19, 2020. The address for EdgePoint Investment Group Inc. is 150 Bloor Street West, Suite 500, Toronto, Ontario, Canada M5S 2X9.

(5)
Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2020. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 13, 2020. The address for Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street 39th Floor, Los Angeles, CA 90017.

(7)
Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by BlackRock Inc. on February 6, 2020. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(8)
Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by BloombergSen Inc. on February 14, 2020. The address for BloombergSen Inc. is 77 King Street West, Suite 4220 TD North Tower, P.O. Box 135, Toronto, Ontario, Canada A6 M5K.

(9)
Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Empyrean Capital Partners, LP, Empyrean Capital Overseas Master Fund, Ltd., P EMP Ltd., and Mr. Amos Meron on February 14, 2020. The address for Empyrean Capital Partners, LP is 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(10)
Beneficial ownership is based on ownership as set forth in the Schedule 13D filed by ESL Partners, L.P., RBS Partners, L.P., ESL Investments, Inc., and Edward S. Lampert with the SEC on March 16, 2020. The address for ESL Investments, Inc. is 1170 Kane Concourse, Bay Harbour, Florida 33154.

(11)
Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Warren E. Buffett with the SEC on December 10, 2015. The address for Warren E. Buffett is 3555 Farnam Street, Omaha, NE 68131.

EXECUTIVE OFFICERS
The following table sets forth information regarding the individuals who serve as executive officers of Seritage, together with their biographical information.
Name	Age	Position
Benjamin Schall	45	Chief Executive Officer and President, Trustee
Brian Dickman	44	Chief Financial Officer and Executive Vice President
Kenneth Lombard	65	Chief Operating Officer and Executive Vice President
Matthew Fernand	43	General Counsel, Executive Vice President and Secretary
James Bry	52	Executive Vice President of Development and Construction
Mary Rottler	44	Executive Vice President of Leasing and Operations
Benjamin Schall. See Item 1 — “Election of Trustees” for Mr. Schall’s biographical information.
Brian Dickman serves as the Chief Financial Officer and Executive Vice President of Seritage and is responsible for all public company finance, financial reporting, and treasury and investor relations activities. Prior to joining Seritage, from February 2014, Mr. Dickman served as the Chief Financial Officer and Secretary of Agree Realty Corporation. Prior to that, Mr. Dickman was a real estate investment banker at RBC Capital Markets from April 2012 to February 2014, Barclays from September 2008 to March 2012 and Lehman Brothers from August 2005 to September 2008.
Kenneth T. Lombard, serves as the Chief Operating Officer and Executive Vice President of Seritage and is responsible for overseeing the Company’s west coast business, managing joint venture relationship, and executing the Company’s business strategies. Mr. Lombard previously served on the Seritage Board of Trustees since the Company’s inception and, in connection with his acceptance of the Seritage Chief Operating Officer position, Mr. Lombard resigned as a Trustee, effective May 16, 2018. Before the commencement of his management role at Seritage, Mr. Lombard held the position, beginning in 2016, of President of MacFarlane Partners, responsible for its real estate investment management business. He served on that firm’s investment and senior management committees, and assisted with its real estate development business. Previously, Mr. Lombard served as Vice Chairman, Head of Investments and Partner for Capri Investment Group, LLC, and was a member of Capri’s investment committee. From 2004 to 2008, he served as President of Starbucks Entertainment and helped launch Johnson Development Corporation in 1992, where he spent 12 years as the President and Partner.
Matthew Fernand serves as the General Counsel, Executive Vice President and Secretary of Seritage, and is responsible for overseeing all legal compliance, litigation and transactional matters and human resources. Prior to joining Seritage, Mr. Fernand was a partner in Sidley Austin LLP’s Real Estate Group, where he practiced from 2005 to 2015 and focused on the financing, development, acquisition and disposition, and leasing of commercial properties and the formation of real estate joint ventures and partnerships.
James Bry serves as the Executive Vice President of Development and Construction of Seritage and is responsible for overseeing the Company’s development and construction activities. Prior to joining Seritage, Mr. Bry was the Senior Vice President, Development and Construction at Vornado Realty Trust from 2006 to 2015, where he oversaw development and redevelopment of approximately six million square feet of its shopping malls, community centers and urban retail properties.
Mary Rottler serves as the Executive Vice President of Leasing and Operations of Seritage and is responsible for overseeing the Company’s leasing activities as well as certain internal and external operational functions. Prior to joining Seritage, Ms. Rottler served as the Vice President of Real Estate at Wal-Mart Stores, Inc. In this capacity, she was responsible for overseeing all facets of new store development in the eastern half of the United States. Prior to that time, she was the Vice President for Realty Supplier Management and Compliance at Wal-Mart. She joined Wal-Mart in 2001.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The following discussion is intended to supplement the detailed information concerning executive compensation that appears in the tables and the accompanying narrative that follows. It is also intended to provide insight into Seritage’s compensation philosophy and policies applicable to 2019 compensation matters for our named executive officers (“NEOs”). Our NEOs for the fiscal year ended December 31, 2019 include Messrs. Schall, Dickman, Lombard, Fernand, and Bry and Ms. Rottler.
Executive Summary and 2019 Performance Highlights
In 2019 the Company focused on each of its core activities, including the ownership, development, redevelopment, management and leasing of diversified retail and mixed-use properties throughout the United States. As of December 31, 2019, The Company, which was formed in July 2015, has a portfolio consisting of interests in 212 properties totaling approximately 33.4 million square feet of gross leasable area, including 184 wholly owned properties totaling 28.7 million square feet of gross leasable area across 44 states and Puerto Rico, and interests in 28 joint venture properties totaling approximately 4.7 million square feet of gross leasable across 14 states.
In reviewing the accomplishments of the Company, the CEO, and the NEOs in 2019, the Compensation Committee determined the Company achieved performance that was deemed to be at the level of  “meeting expectations” as compared to the predetermined internal performance goals set for 2019, as illustrated by the following achievements, among others:
•
Signed new leases in 2019 totaling over 2.5 million square feet.

•
Commenced or expanded 14 retail projects in 2019, representing a total projected investment of approximately $192 million, and announced its first 3 multi-family mixed use projects in Redmond, WA, Dallas, TX and Chicago, IL, each the first phase of larger, mixed-use developments and together representing a total projected investment of approximately $350 million.

•
Signed agreements with multi-family partners to entitle and develop over 4,700 apartment units across 12 sites.

•
Generated approximately $155 million of gross proceeds through select asset monetization and strategic joint ventures.

In addition, the Compensation Committee evaluated the individual performance of our NEOs, which, together with the Company’s overall performance, determined the level of annual and long-term compensation awarded to each NEO for 2019, as described below.
Compensation Philosophy
Compensation at Seritage is designed to attract and retain high-caliber talent and professionals in the retail real estate and related industries in order to ensure the Company achieves and exceeds its business plans, which in turn is expected to create significant value for our shareholders. Our compensation philosophy focuses on supporting our long-range business goals. The Compensation Committee believes that establishing and maintaining a strong core management team, and compensating those executives in a way that provides them with an appropriate mix of fixed and incentive-based payments, establishes an essential base that supports building a business platform that will increase the value of the Company’s portfolio of assets, as well as grow shareholder value in the long term.
In making compensation decisions, the Compensation Committee intends to provide our NEOs with a competitive total compensation package, based on the following objectives:
•
to attract, retain, and motivate key executives;

•
to provide appropriate incentives aimed at motivating our executives to strive for Company growth across a variety of measures, but discouraging excessive risk-taking, through a mixture of fixed and “at-risk” compensation, cash and non-cash components, and short- and long-term incentives; and

•
to reward increased Company value over the long term and align the interests of the management team with the interests of our shareholders.

Determination of Compensation
All compensation decisions for 2019 for our NEOs have been made by the Compensation Committee after receiving data, input, and recommendations from the CEO, and considering a variety of factors including the Company’s need to attract and maintain a strong leadership team, the Company’s strategic plan and 2019 accomplishments, and the interests of our shareholders and industry practice for retail REITs. The CEO’s recommendations and the Compensation Committee’s determinations may be informed, in part, by understanding and knowledge of the Company’s successes and challenges, as well as industry data and research. The 2018 National Association of Real Estate Investment Trusts (Nareit) compensation survey was used as a reference in setting compensation levels applicable to 2019 as well as information regarding general retail REIT industry practice.
Say-On-Pay
At the shareholder meeting held on April 30, 2019, 74.3% of those shareholders who cast votes voted in favor of the “say-on-pay” proposal. Although the results of these votes are non-binding, the Compensation Committee reviewed these voting results in determining the Company’s compensation policies, in particular in light of the decrease in support from the prior year. As part of its engagement with shareholders, leading up to and following the Company’s 2019 annual shareholder meeting, the Company discussed governance and compensation topics with certain of our significant shareholders, together representing a majority of our shareholder base. The shareholders were generally supportive of our overall compensation program design, and did not raise particular issues, though many asked for clarification regarding the mechanics of the 2018 incentive equity grants, which have certain unique features and were granted outside of the regular annual long-term incentive award cycle as a retention mechanism. In addition, in response to an overall evaluation of general industry practice, the Company implemented changes to its regular cycle long-term performance equity-based grants to include vesting conditions tied to relative total shareholder return, instead of to a set of operational goals that have historically been applied. This change more directly ties NEO compensation under the long-term incentive program to the Company’s success in increasing shareholder value over time, which the Compensation Committee felt was an appropriate incentive for the NEOs at this stage as the Company matures. The Compensation Committee will continue to consider the “say-on-pay” voting results in the future and will consider making further changes to the compensation program based on shareholder feedback, as well as its assessment of market conditions and compensation practices, when appropriate. Consistent with our shareholders’ current preference, the Company currently seeks a “say-on-pay” vote on an annual basis. For further information regarding the “say-on-pay” proposal regarding our 2019 compensation programs for our NEOs, as described in this CD&A and accompanying disclosure tables, see Item 3 — “Advisory Vote on Executive Compensation.”

Elements of Compensation and Objectives
The Company’s executive compensation program focuses on three key elements: base salary, annual bonus opportunity, and annual long-term equity awards, in addition to providing executives with standard employee benefits. For each NEO, the compensation elements are considered both individually and as a whole, and while one element does not necessarily directly impact the value of another element, it may be that the proportion of elements relative to each other may be adjusted to maintain a consistent aggregate compensation package. The main elements of our NEOs’ compensation, and the rationale for each, are:
Element	Objective
Base salary	Base salary provides the executive a level of income predictability and is set relative to the executive’s experience and the competitive marketplace.
Annual bonus opportunity	The annual bonus opportunity is designed to drive achievement of annual financial and operational results and key strategic activities that are linked to long-term Company goals. Individual awards are based on both Company and individual goal achievement.
Annual long-term equity awards (time-vested and performance-vested)	The equity incentive program is designed to directly align key executives’ interests with building shareholder value and includes grants of time-vested and performance-vested awards. The portion of the award’s total value that is allocated to performance-based vesting conditions has moved from 50% prior to 2018 to 60% in respect of the 2018 and 2019 annual awards, and 70% of a special incentive award granted in 2018 included performance-based vesting conditions.
Participation in general employee benefit programs	A standard package of employee benefits is maintained to provide employees, including the NEOs, with retirement savings opportunities, medical coverage, and other standard health and welfare benefits.
Each of our NEOs is party to an employment or letter agreement (each NEO’s agreement, an “Employment Agreement”). For each NEO, the Employment Agreement sets the parameters of the pay elements described above applicable to the NEO. The base salary and target incentive compensation levels were set considering the individual’s roles and responsibilities, the experience of the individual, the individual’s expected amount of impact or influence on overall Company performance, and industry standards. The chosen mix of elements is designed to provide appropriate levels of stability and motivation for the NEOs to reach, and strive to exceed, Company performance expectations. These compensation elements and levels are reviewed annually by the Compensation Committee.
Base Salary
The annual base salaries for our NEOs in 2019 were: $875,000, $450,000, $450,000, $425,000, $390,000, and $390,000 for Messrs. Schall, Dickman, Lombard, Fernand, and Bry and Ms. Rottler, respectively, and no increases were implemented during the course of the year. In light of the coronavirus pandemic (COVID-19) and its related impact on the Company’s operations, Mr. Schall voluntarily reduced his base salary by 50% for the remainder of 2020 and each of the other NEOs voluntarily reduced their respective base salary by 20% for a period of 90 days.
Incentive Compensation
Our incentive compensation program consists of an annual cash bonus opportunity and annual long-term incentive awards, which are generally granted each year in an amount that is determined based on Company performance for the prior year and subject to a three-year vesting cycle. Under this multi-layered program, achievement across a variety of shorter (one-year) and long-range (three-year) business goals determines the compensation outcomes. In certain years, additional long-term incentive awards have been granted to provide additional retentive and incentive value (such as in 2018, following the full vesting of original formation grants). No special grants were made in 2019.
Annual Cash Bonus Opportunity
Cash Bonus Design.   Annual cash bonus opportunity amounts are determined based on a target percentage of each NEO’s base salary, as set forth in the NEO’s Employment Agreement, which target may be adjusted by the Compensation Committee from time to time. Payout amounts are determined based on Company-wide and individual achievement of operational and strategic goals set by the Compensation Committee. Further, under the terms of the Employment Agreements, the bonus payout amount will fall between a stated range if the requisite level of performance is achieved.
For 2019, the applicable target bonus opportunity amounts and the corresponding potential payout ranges, were as follows:
2019 Annual Cash Bonus Opportunity and Potential Payout Range
Name	Target Bonus Opportunity, as a Percentage of Base Salary	Target Bonus Opportunity, as a Dollar Amount	Annual Bonus Opportunity Range, as Percentage of Base Salary (if threshold performance achieved)	Annual Bonus Opportunity Range (if threshold performance achieved), as a Dollar Amount
Benjamin Schall	140%	$1,225,000	50 – 175%	$437,500 – $1,531,250
Brian Dickman	75%	$337,500	0 – 100%	$0 – $450,000
Kenneth Lombard	75%	$337,500	0 – 100%	$0 – $450,000
Matthew Fernand	75%	$318,750	0 – 100%	$0 – $425,000
James Bry	50%	$195,000	0 – 75%	$0 – $292,500
Mary Rottler	50%	$195,000	0 – 75%	$0 – $292,500
The annual bonus opportunity range stated above for Mr. Schall is the range stated in his Employment Agreement, representing his potential annual bonus award, depending on whether threshold, target, or maximum performance is met, where, for instance, he would be eligible to receive 50% of his annual salary if threshold performance is achieved. For the other NEOs, the terms of their Employment Agreements do not provide for a minimum bonus amount if threshold performance is achieved.
Annual 2019 Cash Bonus Award Determination.   In March 2020, the Compensation Committee made determinations regarding the annual bonus program awards for 2019. Goals for 2019 included operational metrics and initiatives aimed at furthering Seritage’s business strategies and long-term value creation, including increasing leasing activities and diversification of revenues, completion of projects and bringing retail income online, expanding joint venture projects, monetization of assets, managing of previously-commenced projects and maintaining project budgets and timelines, initiation of new redevelopment projects (including receipt of entitlements to commence larger-scale and mixed-use projects), and other key business initiatives.
The Compensation Committee has historically utilized a similar set of strategic and operational goals for determining annual awards, rather than financial metrics, because these goals tie directly to the Company’s business plan and success in these areas year-over-year drives long-term value creation. In the Compensation Committee’s view, rewarding achievements in these tailored, business-oriented areas underscores the Company’s commitment to investing in those activities that will be the basis for increasing shareholder value over time. The Compensation Committee continues to believe that these types of operational goals are appropriate to measure and evaluate annual performance.
The Compensation Committee determined, in consultation with the CEO, that the Company’s performance in 2019 was deemed to be at the level of  “meeting expectations” across the measured factors relative to the predetermined internal goals for 2019. In making this determination, the Compensation Committee took into account the following key Company results, among others, driven by the efforts of the CEO and other NEOs:

•
Signed leases in 2019 totaling 2.5 million square feet.

•
Commenced or expanded 14 retail projects in 2019, representing a total projected investment of approximately $192 million, and announced its first 3 multi-family mixed use projects in Redmond, WA, Dallas, TX and Chicago, IL, each the first phase of larger, mixed-use developments and together representing a total projected investment of approximately $350 million.

•
Signed agreements with multi-family partners to entitle and develop over 4,700 apartment units across 12 sites.

•
Generated approximately $155 million of gross proceeds through select asset monetization and strategic joint ventures.

Based on these achievements and in consideration of recommendations made by the CEO, each NEO’s final 2019 bonus amount was determined by the Compensation Committee considering, on a holistic basis, the Company’s overall performance, as well as individual performance, contribution, and impact. In this qualitative review process, the relative importance of the various factors may differ from person-to-person, depending on the NEO’s individual role and contribution to the broad strategic goals. The outcome of the evaluation process resulted in the following determinations:
2019 Annual Cash Bonus Payout Amounts
Name	2019 Annual Cash Bonus Awarded
Benjamin Schall	$1,225,000
Brian Dickman	$340,875
Kenneth Lombard	$340,875
Matthew Fernand	$321,938
James Bry	$197,925
Mary Rottler	$197,925
Annual Long-Term Equity Awards
Overview — Annual Long-Term Equity Awards.   Annual long-term equity awards, granted under the terms of our 2015 Share Plan (the “Equity Plan”) are considered in the first quarter of each year, with a target grant value amount pursuant to the terms of each NEO’s Employment Agreement based on a fixed percentage (for Mr. Schall), or a percentage range (for Messrs. Dickman, Lombard, Fernand and Bry and Ms. Rottler) of the NEO’s base salary. In the case of Messrs. Dickman, Lombard, Fernand, and Bry and Ms. Rottler, the specific dollar value of the equity award for a particular year within the individual’s range is determined by the Compensation Committee following an assessment of Company and individual achievement of performance goals related to the prior calendar year. For each NEO, the award’s dollar value, as determined by the Compensation Committee, translates into an equity award (generally in the form of restricted stock units (“RSUs”)) by dividing the NEO’s award value by the closing price of a share of the Company’s Class A Shares on the date of grant, rounded to the nearest whole share. Each annual grant is divided into time-vested and performance-vested portions. The percentage that constitutes the performance-based portion has increased over time, with annual grants prior to 2018 being 50% performance-vested and annual grants made in 2018 and 2019 being 60% performance-vested. A special long-term incentive award was granted in 2018, 70% of which is performance-vested. In each case, vesting is measured over a three-year cycle. Ratable vesting applies to time-vested awards, and three-year cliff vesting applies to performance-based awards.
In addition, for the performance-vested awards, the number of RSUs that are actually earned at the end of the three-year period depends on Company and individual achievement of the performance goals, which performance is determined generally in the first quarter following the expiration of the performance period. For certain annual awards, the award terms provide that 50% of the final number of RSUs are payable when the level of achievement is determined and 50% becomes payable at the beginning of the following year. For other annual awards, the final number of RSUs are fully paid at the time the performance achievement determination is made.
Annual Long-Term Equity Incentive Award Grant Values
Amount or Target/Max Range of Annual Long-Term Equity Award
Name	As Percentage of Base Salary	As Dollar Amount
Benjamin Schall	150%	$1,275,000
Brian Dickman	75 – 125%	$337,500 – $562,500
Kenneth Lombard	75 – 125%	$337,500 – $562,500
Matthew Fernand	50 – 100%	$212,500 – $425,000
James Bry	25 – 50%	$97,500 – $195,000
Mary Rottler	35 – 50%	$136,500 – $195,000
Annual Long-Term Equity Award Actions in 2019
Grants of Awards in March 2019, related to service in 2018 (known as the “2018 Annual Long-Term Equity Awards”).
On March 8, 2019, the Compensation Committee approved grants of annual long-term equity awards to the NEOs in respect of performance in 2018. Consistent with the annual long-term equity program described above, each NEO was awarded a number of RSUs based on the value, or value range, applicable to annual equity awards provided under the terms of the NEO’s Employment Agreement (and reflecting each NEO’s current base salary), as described above. In addition, the amount of the award for each of Messrs. Dickman, Lombard, Fernand, and Bry and Ms. Rottler was determined, in part, based on achievement of the 2018 Company performance goals, as described in last year’s proxy statement in respect of the annual cash bonus awards for 2018. The approved equity award values were as follows:
Value of RSUs Awarded in March 2019
(known as the 2018 Annual Long-Term Equity Awards)
Name	2018 Annual Equity Award Value Granted in March 2019
Benjamin Schall	$1,312,500
Brian Dickman	$360,000
Kenneth Lombard	$360,000
Matthew Fernand	$233,750
James Bry	$107,250
Mary Rottler	$142,350
These dollar values were converted into a number of RSUs by dividing the total value for each NEO by $45.29, the closing price of our common shares on March 8, 2019, rounded to the nearest whole share. The total award was divided as follows: 40% of the RSUs were granted as time-vested awards and 60% were granted as performance-vested awards. The time-vested RSUs will vest in equal installments on the next three anniversaries of the date of grant (on March 8, 2020, March 8, 2021 and March 8, 2022), subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). The actual number of performance-vested RSUs will be earned based on the level of performance over the period beginning on January 1, 2019 and ending on December 31, 2021.
Based, in part, on its assessment of general REIT industry practice, and that the Company has now been public for several years, the Compensation Committee determined that it was appropriate to revise the metrics applicable to these annually granted performance-based awards. Accordingly, for the 2018 annual performance-based awards (granted in March 2019), the Compensation Committee set the applicable performance metric as relative total shareholder return (“rTSR”), rather than as a set of operational metrics that have been used for prior performance-based awards and that are used for purposes of the Company’s annual cash incentive program. Utilizing rTSR directly ties potential payouts of the performance-based equity awards to the performance of the Company relative to its peers. These awards have both a minimum achievement threshold, which must be achieved before any of the performance-based awards will be considered earned, and a maximum payout, providing a cap to the potential payout amounts in order to preclude the incentive program from encouraging any undue risk taking.
For purposes of the performance-based awards, TSR is calculated over the three-year performance period relative to the TSR of the companies designated as the Company’s peer companies by Institutional Shareholder Services (ISS) in 2018 as part of its “say-on-pay” evaluation, provided that companies that experience a bankruptcy, de-listing, merger, privatization, or spinoff will be removed from the calculation. This peer set includes:
Acadia Realty Trust	Physicians Realty Trust	Sabra Health Care REIT, Inc.
Agree Realty	PREIT	Saul Centers
Cedar Realty	RAMCO Gershenson Properties Trust	Tanger Factory Outlet Centers
Getty Realty	Retail Opportunity Investments Corp	Urstadt Biddle
Kite Realty Group Trust	Retail Properties of America	Weingarten Realty Investors
LTC Properties	Rexford Industrial Realty, Inc.	Whitestone REIT
After the Company’s TSR percentile is determined, the number of performance-based RSUs that will be earned by an NEO will be determined by multiplying the number of RSUs that was granted to the NEO by the applicable percentage listed in the following table:
Company TSR Relative to Peer Group Index TSRs over Performance Period	CEO % of Granted RSUs Earned(1)	Other NEOs % of Granted RSUs Earned(1)
70th Percentile and above (Maximum)	265%	175%
55th Percentile (Target)	150%	100%
45th Percentile (Threshold)	50%	50%
40th Percentile (Minimum Threshold)	25%	25%
Below 40th	0%	0%

(1)
The actual number of performance-based RSUs earned will be the number of performance-based RSUs granted to each NEO, multiplied by the applicable percentage listed in the table above. The actual number of RSUs will be determined at the end of the three-year performance period. For determination of the percentile rank, the Company’s TSR will be ranked vs the Peer Set, then rounded to the nearest whole number with linear interpolation between Minimum Threshold, Threshold, Target, and Maximum percentages.

For each of the NEOs, the performance-based RSUs service vest as of the last day of the performance period and will be settled shortly after the Compensation Committee’s determination of the achievement of the applicable performance following the completion of the performance period (other than in connection with certain terminations of employment). The NEOs will not be entitled to receive any dividends with respect to the shares underlying the performance-based RSUs unless and until the performance-based RSUs are earned, and any performance-based RSUs that do not become earned at the end of the performance period will be forfeited.
Annual Long-Term Equity Awards Granted in March 2020, related to service in 2019 (known as the “2019 Annual Long-Term Equity Awards”).   On March 2, 2020, the Compensation Committee approved grants of annual long-term equity awards to each of the NEOs related to service in 2019. However, these awards are not reflected in the compensation tables reporting 2019 compensation because they were not granted during 2019. The amount of the awards for each of Messrs. Dickman, Lombard, Fernand, and Bry and Ms. Rottler was determined, in part, based on achievement of the 2019 Company performance goals, as described above in the discussion of annual cash bonus awards for 2019. The approved equity award values were as follows:
Value of RSUs Awarded in March 2020
(known as the 2019 Annual Long-Term Equity Awards)
Name	2019 Annual Equity Award Value Granted in March 2020
Benjamin Schall	$1,312,500
Brian Dickman	$344,250
Kenneth Lombard	$344,250
Matthew Fernand	$218,875
James Bry	$100,925
Mary Rottler	$138,255
These dollar values were converted into a number of RSUs by dividing the total value for each NEO by $33.44, the closing price of our common shares on March 2, 2020, rounded to the nearest whole share. This total award was divided as follows: 40% of these RSUs were granted as time-based awards and 60% were granted as performance-based awards. The time-based RSUs will vest in equal installments on the next three anniversaries of the date of grant (on March 2, 2021, March 2, 2022, and March 2, 2023), subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). The performance-based RSUs will be earned over the performance period beginning on January 1, 2020 and ending on December 31, 2022, subject to the achievement of rTSR performance in the same manner as applied to the 2018 Annual Long-Term Equity Awards, as described above, with the following peer group (as set by ISS in 2019):
Acadia Realty Trust	LTC Properties	Saul Centers
Agree Realty Corp.	National Health Investors, Inc.	Tanger Factory Outlet Centers
CareTrust REIT, Inc.	PREIT	Terreno Realty Corp.
Cedar Realty	Retail Opportunity Investments Corp	Urban Edge Properties
Getty Realty	Rexford Industrial Realty, Inc.	Urstadt Biddle Properties, Inc.
Kite Realty Group Trust	RPT Realty	Whitestone REIT
Determinations of Performance Achievement for Completed Performance Periods.
2015 Annual Performance-Based Award Achievement.   On March 8, 2019, the Compensation Committee approved the determination of the achievement of the performance goals related to the 2015 annual long-term performance awards (granted in March 2016, or July 2015 for Mr. Schall). The 2015 annual performance-based awards covered a performance period beginning January 1, 2016 and ending on December 31, 2018. The number of shares actually awarded were adjusted based on the achievement of performance goals such that upon the achievement of threshold, target, and maximum performance goals, the NEOs earned 50%, 100%, or 150%, respectively (50%, 150%, or 265% for Mr. Schall), of the number of performance-based restricted shares or RSUs originally granted (subject to linear interpolation for achievement between levels). Performance goals applicable to the 2015 annual performance awards, set in March 2016, included square footage activity (encompassing new leasing, joint ventures, and asset monetization), incremental yield on development costs, and the accomplishment of other strategic Seritage initiatives. Performance against each metric is determined separately and then combined into the overall performance outcome based on the level of achievement and weight placed on the particular metric. For square footage activity, which performance accounts for 50% of the total, the applicable threshold, target, and maximum goals were 6,895,000, 9,850,000, and 12,805,000 square feet, respectively. For incremental yield on development costs, which performance accounts for 40% of the total, the applicable threshold and target goals were both 10%, and the maximum goal was 13% increased yield. For the discretionary score, which performance accounts for 10% of the total, the applicable threshold, target, and maximum goals were 50, 100, and 150 points, respectively.
The Compensation Committee determined that based on square footage activity performance above the maximum goal, incremental yield on development costs of approximately 13% above the target goal, and a discretionary score of 112.5, Mr. Schall earned approximately 217% of his original number of shares awarded (taking into account his applicable payout multipliers) and each of the other NEOs earned approximately 129% of the NEO’s original number of shares awarded (taking into account their applicable payout multipliers). The target and resulting numbers of shares issued to each NEO in settlement of the “sign on” performance awards are set forth in the tables below.
2015 Annual Performance-Based Awards Share Numbers
Name	Target Number of RS	Final Awarded Number of RS	Vested and Settled March 2019	Subject to Continued Vesting Following Determination (Vested January 1, 2020)
Benjamin Schall	21,551	46,660	46,660	0
Brian Dickman	3,428	4,419	2,209	2,210
Kenneth Lombard	N/A	N/A	N/A	N/A
Matthew Fernand	2,151	2,773	1,386	1,387
James Bry	941	1,213	606	607
Mary Rottler	2,662	3,432	1,766	1,716
Pursuant to the terms of the 2015 annual performance award grant agreements, for the NEOs other than Mr. Schall, 50% of the full earned number of restricted shares vest upon the determination of the performance achievement. The remaining 50% of the earned number of restricted shares vested on January 1, 2020 (subject to the NEO’s continued employment through such date, other than in connection with certain terminations of employment), and were settled shortly thereafter. For Mr. Schall, 100% of the full earned number of restricted shares vested upon the determination of the performance achievement in 2019.
2016 Annual Performance-Based Award Achievement.   On March 2, 2020, the Compensation Committee approved the determination of the achievement of the performance goals related to the 2016 annual long-term performance awards (granted in March 2017). The 2016 annual performance-based awards covered a performance period beginning January 1, 2017 and ending on December 31, 2019. The number of shares actually awarded were adjusted based on the achievement of performance goals such that upon the achievement of threshold, target, and maximum performance goals, the NEOs earned 50%, 100%, or 150%, respectively (50%, 150%, or 265% for Mr. Schall), of the number of performance-based RSUs originally granted (subject to linear interpolation for achievement between levels). Performance goals applicable to the 2017 annual performance awards, set in March 2017, included square footage activity (encompassing new leasing, joint ventures, and asset monetization), incremental yield on development costs, and the accomplishment of other strategic Seritage initiatives. Performance against each metric is determined separately and then combined into the overall performance outcome based on the level of achievement and weight placed on the particular metric. For square footage activity, which performance accounts for 50% of the total, the applicable threshold, target, and maximum goals were 9,800,000, 14,000,000, and 18,200,000 square feet, respectively. For incremental yield on development costs, which performance accounts for 40% of the total, the applicable threshold and target goals were both 10% and the maximum goal was 13% increased yield. For the discretionary score, which performance accounts for 10% of the total, the applicable threshold, target, and maximum goals were 50, 100, and 150 points, respectively.
The Compensation Committee determined that based on square footage activity performance above the maximum goal, incremental yield on development costs slightly above the target goal, and a discretionary score of 100, Mr. Schall earned approximately 212% of his original number of shares awarded (taking into account his applicable payout multipliers) and each of the other NEOs earned approximately 127% of the

NEO’s original number of shares awarded (taking into account their applicable payout multipliers). The target and resulting numbers of shares issued to each NEO in settlement of the 2016 annual performance awards are set forth in the tables below.
2016 Annual Performance-Based Awards Share Numbers
Name	Target Number of RSUs	Final Awarded Number of RSUs	Vested and Settled March 2020	Subject to Continued Vesting Following Determination (Will Vest January 1, 2021)
Benjamin Schall	20,211	28,578	28,578	0
Brian Dickman	5,165	6,560	3,280	3,280
Kenneth Lombard	N/A	N/A	N/A	N/A
Matthew Fernand	3,593	4,563	2,281	2,282
James Bry	1,849	2,348	1,174	1,174
Mary Rottler	1,849	2,348	1,174	1,174
Pursuant to the terms of the 2016 annual performance award grant agreements, for the NEOs other than Mr. Schall, 50% of the full earned number of restricted shares vest upon the determination of the performance achievement. The remaining 50% of the earned number of restricted shares vest on January 1, 2021, (subject to the NEO’s continued employment through such date, other than in connection with certain terminations of employment) and are settled shortly thereafter. For Mr. Schall, 100% of the full earned number of restricted shares vested upon the determination of the performance achievement in March 2020.
Clawback Policy
The Company continues to maintain its incentive compensation clawback policy, adopted by the Compensation Committee in March 2018, which allows the Company to recoup compensation paid to an officer or other person who has been made subject to the policy if the Company is required to undertake a material restatement (occurring after the effective date of the clawback policy) of its financial statements that have been filed with the SEC. The policy covers all of our current and former NEOs, as well as any other officers (under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and other employees designated from time to time as covered employees by the Compensation Committee or the Board. Pursuant to the policy, if the Company is required to undertake any material restatement (occurring after the effective date of the clawback policy) of its financial statements, then the Compensation Committee or the Board may require the officer or other employee covered by the policy to recover all or any portion of the “recoverable incentive” compensation. Recoverable incentive compensation includes incentive-based cash compensation, equity compensation, and equity-based compensation (including stock options, restricted stock, RSUs, or other forms of incentive awards) received by that employee during the three-year period preceding the publication of the restated financial statements that our Compensation Committee or Board determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from a covered employee, the Compensation Committee or the Board may take into account all factors it considers relevant under the circumstances, including, for an officer, whether or not the officer engaged in embezzlement, fraud, willful misconduct, breach of fiduciary duty, or other willful action or willful inaction that materially contributed to or resulted in the events that led to the restatement. The Compensation Committee intends to periodically review the clawback policy and, as appropriate, make revisions as may be required by applicable law or regulation.
Retirement and Employee Benefit Programs
Tax-Qualified Retirement Plan.   We offer our employees, including our NEOs, retirement and certain other benefits, including participation in the tax-qualified SIMPLE IRA retirement plan sponsored by the Company, in the same manner as all other Company employees. Pursuant to the SIMPLE IRA program, employees are eligible to contribute to an individual SIMPLE IRA account on a tax-deferred basis. If an employee participates in the SIMPLE IRA plan, the Company makes a matching contribution to the employee’s SIMPLE IRA account in an amount up to 3% of the employee’s base salary (considering salary amounts up to $280,000 for 2019). In 2019, each of the NEOs contributed to the SIMPLE IRA and received a related matching contribution. Participants are fully vested in both their own contribution and the matching contributions at all times.
Other benefits and perquisites.   We do not provide our NEOs with any other specific benefits programs or perquisites that are not provided to our employees generally.
Section 162(m) Considerations
Under Section 162(m) of the Internal Revenue Code, a publicly held corporation generally is limited to an annual compensation deduction of  $1,000,000 for compensation paid to each of its “covered employees” (as defined in Section 162(m)). Under relevant regulations and industry practice, based on a series of private letter ruling that had been issued by the Internal Revenue Service to certain REITs structured in a similar manner to the Company, the Section 162(m) deduction limitation was considered not to be applicable to the Company. However, proposed Treasury regulations published on December 20, 2019 reversed this historic reading of Section 162(m) in its application to companies, like the Company, structured as a so-called “UPREIT,” with a real estate investment trust serving as a parent to an operating partnership. Under the proposed regulations, if finalized as proposed, the real estate investment trust’s distributive share of any compensation deduction paid to its “covered employees” by the operating partnership will be subject to the Section 162(m) limitation at the real estate investment trust level, and the regulations would be effective for compensation paid in tax years ending on or after December 20, 2019 (except to the extent certain transition rules apply). In light of these proposed regulations, the Company and the Compensation Committee are evaluating the impact of Section 162(m). The Compensation Committee may consider Section 162(m) in making compensation decisions in the future, but intends to continue to provide compensation packages that it believes to be in the best interests of the Company, including providing compensation that may be subject to the deductibility limitations imposed under Section 162(m).
Change in Control and Termination Arrangements
The Employment Agreements include terms that provide the NEOs with certain severance benefits in the event of a termination initiated by the Company without cause or initiated by the executive for good reason (as such terms are defined in the applicable Employment Agreement). In addition, the award agreements applicable to outstanding restricted stock and RSU grants provide for either full or partial acceleration of vesting of any then-unvested awards in the case of certain termination of employment events, as well as upon the occurrence of a change in control of the Company (unless the outstanding awards are assumed and continued in the change in control transaction). More detailed descriptions of the employment termination and change in control provisions of the Employment Agreements and outstanding equity awards are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT
The Compensation Committee (the “Compensation Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.
Sincerely,
John T. McClain, Chairman
Sharon Osberg

COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES
Summary Compensation Table for the Fiscal Year ended December 31, 2019
The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)(2)	Total ($)
Benjamin Schall Chief Executive Officer and President	2019	$875,000	$0	$1,706,255	$1,225,000	$289,936	$4,096,191
	2018	$875,000	$0	$6,657,545	$1,255,625	$84,596	$8,872,766
	2017	$850,000		$1,509,560	$1,168,750	$57,555	$3,585,865
Brian Dickman Chief Financial Officer and Executive Vice President	2019	$450,000	$0	$360,010	$340,875	$24,789	$1,175,674
	2018	$450,000	$0	$971,856	$348,750	$20,617	$1,791,223
	2017	$425,000	$0	$467,226	$345,313	$16,965	$1,254,504
Ken Lombard Chief Operating Officer and Executive Vice President	2019	$450,000	$0	$360,010	$340,875	$8,549	$1,159,435
	2018	$276,923	$300,000	$300,000	$348,750	$1,574	$1,227,247
Matthew E. Fernand General Counsel, Executive Vice President, and Secretary	2019	$425,000	$0	$233,742	$321,938	$24,159	$1,004,839
	2018	$425,000	$0	$850,007	$329,375	$18,003	$1,622,385
	2017	$400,000	$0	$325,023	$325,000	$15,166	$1,065,189
James Bry Executive Vice President of Development and Construction	2019	$390,000	$0	$107,247	$197,925	$14,803	$709,975
	2018	$390,000	$0	$565,635	$204,750	$13,643	$1,174,028
	2017	$370,000	$0	$167,261	$208,125	$11,053	$756,439
Mary Rottler Executive Vice President of Leasing and Operations	2019	$390,000	$0	$142,346	$197,925	$19,999	$750,270
	2018	$390,000	$0	$593,378	$204,750	$14,732	$1,202,860
	2017	$370,000	$0	$167,261	$208,125	$12,825	$758,211

(1)
The amounts in this column represent the aggregate grant date fair value of time-based and performance-based RSUs relating to Seritage common shares granted to Messrs. Schall, Dickman, Lombard, Fernand, and Bry and Ms. Rottler in 2019, computed in accordance with FASB ASC Topic 718. The grant date fair value takes into account the number of RSUs granted after converting the dollar value of the NEO’s award into a whole share number. The fair value per share is based on certain assumptions explained in Note 14 to the financial statements included in Seritage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The grant date fair value of that portion of the awards consisting of the 2018 annual performance-based RSUs (granted in March 2019) is reported as $1,181,253, $215,988, $215,988, $140,263, $64,357 and $85,417 for Messrs. Schall, Dickman, Lombard, Fernand, and Bry and Ms. Rottler, respectively, which assumes that target performance is achieved. Assuming that maximum performance is achieved for these grants, the grant date fair value of such performance-based equity awards would be approximately $2,086,873, $323,982, 323,982, $210,395, $96,536, and $128,125 for Messrs. Schall, Dickman, Lombard, Fernand, and Bry and Ms. Rottler, respectively. The remainder of the awards reported herein consist of the 2018 time-based RSU awards (granted in March 2019) to Messrs Schall, Dickman, Lombard, Fernand, and Bry and Ms. Rottler.

(2)
The amounts shown in this column for 2019 were derived as follows:

	Benjamin Schall	Brian Dickman	Kenneth Lombard	Matthew Fernand	James Bry	Mary Rottler
Retirement plan match ($)(a)	$8,400	$8,400	$7,500	$8,400	$8,400	$8,400
Dividends ($)(b)	$281,536	$16,389	$1,049	$15,759	$6,403	$11,599
Total	$289,936	$24,789	$8,549	$24,159	$14,803	$19,999

(a)
Seritage makes matching contributions to employee SIMPLE IRA plans up to a maximum amount of 3% of each employee’s covered compensation (which is capped at $280,000 for 2019).

(b)
Value of cash dividends and dividend equivalents paid on unvested time-based restricted shares and RSUs actually paid in 2019.

Grants of Plan-Based Awards in 2019
For more information about our annual cash and equity awards, see the discussion in the Compensation Discussion and Analysis section. The table below displays the grants of plan-based awards made to our NEOs in 2019.
			Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards
Name	Type/Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Benjamin Schall	2018 Annual Time RSU(1)	3/8/2019							11,592	525,002
	2018 Annual Perf RSU(2)	3/8/2019				8,694	26,082	46,078		1,181,254
	2019 Annual Cash(3)		$437,500	$1,225,000	$1,531,250
Brian Dickman	2018 Annual Time RSU(1)	3/8/2019							3,180	144,022
	2018 Annual Perf RSU(2)	3/8/2019				2,385	4,769	7,154		215,988
	2019 Annual Cash(3)		$0	$337,500	$450,000
Kenneth Lombard	2018 Incentive Time(1)	3/8/2019							3,180	144,022
	2018 Incentive Perf(2)	3/8/2019				2,385	4,769	7,154		215,988
	2019 Annual Cash(3)		$0	$337,500	$450,000
Matthew E. Fernand	2018 Annual Time RSU(1)	3/8/2019							2,064	93,479
	2018 Annual Perf RSU(2)	3/8/2019				1,549	3,097	4,646		140,263
	2019 Annual Cash(3)		$0	$318,750	$425,000
James Bry	2018 Time RSU(1)	3/8/2019							947	42,890
	2018 Perf RSU(2)	3/8/2019				711	1,421	2,132		64,357
	2019 Annual Cash(3)		$0	$195,000	$292,500
Mary Rottler	2018 Annual Time RSU(1)	3/8/2019							1,257	56,930
	2018 Annual Perf RSU(2)	3/8/2019				943	1,886	2,829		85,417
	2019 Annual Cash(3)		$0	$195,000	$292,500

(1)
For the “2018 Annual Time RSUs,” which awards were granted in March 2019 in respect of 2018 performance, the number of RSUs represents the dollar value of the NEO’s grant, divided by $45.29, the closing price of our common shares on March 8, 2019, the date of grant. Annual time-based RSUs granted in March 2020 in respect of 2019 performance are not included in the table because they were not granted in 2019.

(2)
For the “2018 Annual Perf RSUs,” which awards were granted in March 2019 in respect of 2018 performance, the number of RSUs represents the dollar value the NEO’s RSU award, divided by $45.29,

the closing price of our common shares on March 8, 2019, the date of grant. Upon the achievement of threshold, target and maximum performance goals, the NEOs (other than Mr. Schall) will earn 50%, 100%, or 150%, respectively, of the number of RSUs granted. In the case of Mr. Schall, threshold, target, and maximum performance achievement would result in 50%, 150%, or 265% of the number of RSUs granted to him to vest. The “target” number of shares is being used for purposes of this disclosure to report the grant date fair value. As of December 31, 2019, considering the metrics together, the Company generally accounts for the likelihood of achieving the target goals as probable. Annual performance-based RSUs granted in March 2020 in respect of 2019 performance are not included in the table because they were not granted in 2019.
(3)
“2019 Annual Cash” amounts represent, for Mr. Schall, potential bonus payout levels provided in his Employment Agreement of 50%-175% of base salary, provided threshold performance goals are achieved, with 140% of annual base salary being the anticipated payout amount for “target” performance, pursuant to his Employment Agreement. For the other NEOs, the Employment Agreements provide only for target and maximum potential payout amounts because there is no set amount payable upon threshold achievement.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Schall Amended and Restated Employment Agreement
Term.   Effective as of May 2, 2018, Seritage entered into an amended and restated employment agreement with Mr. Schall, which provides for a three-year term, subject to automatic renewal for additional one-year terms, unless either party provides no less than 120 days’ notice prior to the expiration of the applicable term, or the agreement is terminated as contemplated therein.
Annual Compensation.   Mr. Schall’s Employment Agreement provides for an annual base salary of $875,000 and an annual cash bonus of between 50% and 175% of base salary if at least threshold performance goals are achieved, with a target of 140% of base salary. The Employment Agreement also provides for an annual equity award with an aggregate target value equal to 150% of base salary, of which 40% will be a number of RSUs that vest ratably over three years and 60% will be a number of performance-based RSUs that are subject to adjustment based on performance goals, will service vest as of the last day of the performance period, and will be settled following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period, other than in connection with certain terminations of employment). If threshold performance goals are achieved, the number of annual performance-based RSUs earned will range from 50% to 265% of the number of annual performance-based RSUs granted, with 150% for target performance and 265% for maximum performance.
2018 Incentive Equity Award:   Mr. Schall’s Employment Agreement provided for the Company to grant to Mr. Schall a special long-term equity award with time-based vesting in an amount of  $1.5 million and a special long-term equity award with performance-based vesting in an amount of  $3.5 million, consistent with the terms of similar special long-term equity awards granted to the Company’s other executive officer in May 2018 (the “2018 Incentive Awards”), the terms of which are described in the Company’s proxy statement for the annual meeting of shareholders held in 2019.
Equity Award:   Mr. Schall’s Employment Agreement provided for the Company to grant to Mr. Schall a sign-on equity award with time-based vesting in an amount of  $2 million and a sign-on equity award with performance-based vesting in an amount of  $3 million. In each case, the number of shares subject to such award was calculated based on the price per Seritage common share in the Rights Offering of  $29.58.
Annual Equity Awards Granted July 2015.   Pursuant to the terms of Mr. Schall’s Employment Agreement, Mr. Schall received an annual equity award for 2015 at the same time as his sign-on equity award, which consisted of  (1) time-based RSUs with a target value of  $637,500 and (2) performance-based restricted shares with a target value of  $637,500. At the time of grant, Seritage and Mr. Schall agreed that with respect to his 2015 annual equity awards, (1) in lieu of performance-based RSUs, Mr. Schall would receive performance-based restricted shares and (2) the number of time-based RSUs and performance-based restricted shares subject to his 2015 annual equity award would be calculated by dividing the aggregate value of the award by the price per Seritage common share in the Rights Offering of  $29.58.
Dickman Employment Agreement
Term.   On July 6, 2015, Seritage entered into an Employment Agreement with Brian Dickman, Chief Financial Officer and Executive Vice President of Seritage, which will remain in effect indefinitely, unless otherwise terminated by the Company or Mr. Dickman pursuant to the terms thereof.
Annual Compensation.   Mr. Dickman’s Employment Agreement provides for an annual base salary, currently equaling $450,000, and an annual cash bonus with a target of 75% of base salary and a maximum of 100% of base salary. The Employment Agreement also provides for an annual equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The Employment Agreement also provides that this annual equity award will have a target aggregate target value equal to 75% of Mr. Dickman’s annual base salary and a maximum aggregate target value equal to 125% of Mr. Dickman’s annual base salary. Beginning for grants made in 2018, 40% of the annual equity grant will consist of time-based RSUs and 60% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.
Sign-on Cash Bonus.   Pursuant to his Employment Agreement, in 2015, Mr. Dickman received a one-time cash sign-on bonus of  $250,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Dickman without good reason (each, as defined in Mr. Dickman’s Employment Agreement) during the 12 months following his start date.
Housing and Relocation Expenses.   Mr. Dickman was provided with corporate housing in New York City for limited period and, upon permanent relocation, Mr. Dickman was reimbursed for relocation expenses in accordance with Seritage’s policy.
Sign-on Equity Award:   Mr. Dickman’s Employment Agreement provided for a sign-on equity grant to Mr. Dickman in the amount of  $250,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant.
Lombard Employment Agreement
Term.   On May 16, 2018, Seritage entered into an Employment Agreement with Kenneth Lombard as the Chief Operating Officer and Executive Vice President of Seritage, which will remain in effect indefinitely, unless otherwise terminated by the Company or Mr. Lombard pursuant to the terms thereof. In connection with the acceptance of this offer to join the executive management team, Mr. Lombard resigned from his positions on the Seritage Board of Trustees (effective on the same date).
Annual Compensation.   Mr. Lombard’s Employment Agreement provides for an annual base salary $450,000, and an annual cash bonus with a target of 75% of base salary and a maximum of 100% of base salary, which was not prorated for 2018. The Employment Agreement also provides for an annual equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The Employment Agreement also provides that this annual equity award will have a target aggregate target value equal to 75% of Mr. Lombard’s annual base salary and a maximum aggregate target value equal to 125% of Mr. Lombard’s annual base salary, subject to the terms and conditions established by the Compensation Committee.
Sign-on Cash Bonus.   Pursuant to his Employment Agreement, Mr. Lombard received a one-time cash sign-on bonus of  $300,000 in 2018, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Lombard without good reason (each, as defined in Mr. Lombard’s Employment Agreement) during the 12 months following his start date.

Fernand Employment Agreement
Term.   On May 15, 2015, Seritage entered into an Employment Agreement with Matthew Fernand, General Counsel, Executive Vice President, and Secretary of Seritage, which will remain in effect indefinitely, unless otherwise terminated by the Company or Mr. Fernand pursuant to the terms thereof.
Annual Compensation.   Mr. Fernand’s Employment Agreement provides for an annual base salary, currently $425,000, and an annual cash bonus with a target of 75% of base salary and maximum of 100% of base salary. The Employment Agreement also provides for an annual target equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The Employment Agreement also provides that this annual equity award will have a target aggregate value equal to 50% of Mr. Fernand’s annual base salary and a maximum aggregate value equal to 100% of Mr. Fernand’s base salary. Beginning with grants made in 2018, 40% of the annual equity grant will consist of time-based RSUs and 60% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.
Sign-on Bonus.   Pursuant to his Employment Agreement, in 2015, Mr. Fernand received a one-time cash sign-on bonus of  $150,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Fernand without good reason (each, as defined in Mr. Fernand’s Employment Agreement) during the 12 months following his start date.
Sign-on Equity Award:   Mr. Fernand’s Employment Agreement provided for a sign-on equity grant to Mr. Fernand in the amount of  $350,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant.
Bry Employment Agreement
Term.   On May 16, 2015, Seritage entered into an Employment Agreement with James Bry, Executive Vice President of Development and Construction of Seritage, which will remain in effect indefinitely, unless otherwise terminated by the Company or Mr. Bry pursuant to the terms thereof.
Annual Compensation.   Mr. Bry’s Employment Agreement provides for an annual base salary, currently $390,000, and an annual cash bonus with a target of 50% of base salary and maximum of 75% of base salary. The Employment Agreement also provides for an annual target equity award covering Seritage common shares. The Employment Agreement also provides that this annual equity award will have a target aggregate value equal to 25% of Mr. Bry’s annual base salary and a maximum aggregate value equal to 50% of Mr. Bry’s base salary. Beginning with grants made in 2018, 40% of the annual equity grant will consist of time-based RSUs and 60% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.
Sign-on Bonus.   Pursuant to his Employment Agreement, in 2015, Mr. Bry received a one-time cash sign-on bonus of  $150,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Bry without good reason (each, as defined in Mr. Bry’s Employment Agreement) during the 12 months following his start date.
Sign-on Equity Award:   Mr. Bry’s Employment Agreement provided for a sign-on equity grant to Mr. Bry in the amount of  $100,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant.
Rottler Employment Agreement
Term.   On June 2, 2015, Seritage entered into an Employment Agreement with Mary Rottler, Executive Vice President of Leasing and Operations of Seritage, which will remain in effect indefinitely, unless otherwise terminated by the Company or Ms. Rottler pursuant to the terms thereof.

Annual Compensation.   Ms. Rottler’s Employment Agreement provides for an annual base salary, currently of  $390,000, and an annual cash bonus with a target of 50% of base salary and maximum of 75% of base salary. The Employment Agreement also provides for an annual target equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The Employment Agreement also provides that this annual equity award will have a target aggregate value equal to 35% of Ms. Rottler’s annual base salary and a maximum aggregate value equal to 50% of Ms. Rottler’s base salary. Beginning with grants made in 2018, 40% of the annual equity grant will consist of time-based RSUs and 60% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.
Sign-on Bonus and Additional Bonus.   Pursuant to her Employment Agreement, in 2015, Ms. Rottler received a one-time cash sign-on bonus of  $250,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Ms. Rottler without good reason (each, as defined in Mr. Rottler’s Employment Agreement) during the 12 months following her start date. In addition, in 2016, Ms. Rottler received a one-time cash bonus of  $125,000 and additional $125,000 to be added to the value of her annual equity grant, payable at the same time that 2016 annual bonuses were paid by Seritage to executive team members.
Housing and Relocation Expenses.   Ms. Rottler was provided with corporate housing in New York City for a limited period and, upon permanent relocation, she was reimbursed for relocation expenses in accordance with Seritage’s policy.
Sign-on Equity Award:   Ms. Rottler’s Employment Agreement provided for a sign-on equity grant to Ms. Rottler in the amount of  $200,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant.
Outstanding Equity Awards at Fiscal Year-End 2019
The following table sets forth the outstanding equity awards held by our NEOs at December 31, 2019.
	Stock Awards		Equity Incentive Plan Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Number of unearned shares, units or other rights that have not vested (#)	Market value of shares, units or other rights of stock that have not vested(8) ($)
Benjamin Schall	49,000(1)(2)(3)(4)	$1,963,920
	28,578(5)	$1,145,406
			21,150(6)	$847,692
			82,308(7)	$3,298,905
			26,082(8)	$1,045,367
Brian Dickman	10,467(1)(2)(3)(4)(9)	$419,517
	6,560(5)	$262,925
			6,169(6)	$247,254
			9,877(7)	$395,870
			4,769(8)	$191,142
Kenneth Lombard	4,591(3)(4)	$184,007
			4,937(7)	$197,875
			4,769(8)	$191,142

	Stock Awards		Equity Incentive Plan Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Number of unearned shares, units or other rights that have not vested (#)	Market value of shares, units or other rights of stock that have not vested(8) ($)
Matthew E. Fernand	7,928(1)(2)(3)(4)(9)	$317,754
	4,563(5)	$182,885
			4,148(6)	$166,252
			9,877(7)	$395,870
			3,097(8)	$124,128
James Bry	4,533(1)(2)(3)(4)(9)	$181,683
	2,348(5)	$94,108
			1,919(6)	$76,914
			7,406(7)	$296,832
			1,421(8)	$56,954
Mary Rottler	5,047(1)(2)(3)(4)(9)	$202,284
	2,348(5)	$94,108
			2,379(6)	$95,350
			7,406(7)	$296,832
			1,886(8)	$75,591

(a)
The market values of restricted shares and RSUs set forth in this table are calculated assuming a price of  $40.08 per share, which was the closing market price of a Seritage common share on December 31, 2019.

(1)
Includes 4,491, 1,723, 1,199, 617, and 617, respectively representing the remaining unvested portion of Messrs. Schall’s, Dickman’s, Fernand’s, and Bry’s and Ms. Rottler’s 2016 annual grant of time-based RSUs that vested in three substantially equal installments on February 27, 2018, February 27, 2019 and February 27, 2020, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

(2)
Includes 9,400, 2,741, 1,843, 852, and 1,057, respectively, representing the remaining unvested portion of Messrs. Schall’s, Dickman’s, Fernand’s, and Bry’s and Ms. Rottler’s 2017 annual grant of time-based RSUs that vest (or vested) in three substantially equal installments on March 2, 2019, March 2, 2020 and March 2, 2021, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment, and as more fully described in the Compensation Discussion and Analysis section of this Proxy Statement).

(3)
Includes 23,307, 2,798, 1,398, 2,797, 2,098, and 2,098, respectively representing the remaining unvested time-based portion of the special incentive RSU award granted in May 2018 (each, a “2018 Incentive Award”) to Messrs. Schall’s, Dickman’s, Lombard’s, Fernand’s, and Bry’s and Ms. Rottler’s, which awards vest (or vested) in three substantially equal installments on May 2, 2019, May 2, 2020, and May 2, 2021, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). The number of RSUs is also subject to certain annual adjustments based on the price of a share of the Company’s stock on each anniversary of the date of grant and the reported number also includes 210, 25, 13, 25, 19, and 19, respectively, representing the remaining unvested portion of Messrs. Schall’s, Dickman’s, Lombard’s, Fernand’s, and Bry’s and Ms. Rottler’s 2019 “top-up” adjustment to the time-based portion of the 2018 Incentive Awards, which vest on the same schedule as the original 2018 Incentive Award. .

(4)
Includes 11,592, 3,180, 3,179, 2,064, 947, and 1,257, respectively, representing the remaining unvested portion of Messrs. Schall’s, Dickman’s, Lombard’s, Fernand’s, and Bry’s and Ms. Rottler’s 2018 annual grant of time-based RSUs that vest (or vested) in three substantially equal installments on March 8, 2020, March 8, 2021, and March 8, 2022, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment, and as more fully described in the Compensation Discussion and Analysis section of this Proxy Statement).
(5)
Represents Messrs. Schall’s, Dickman’s, Fernand’s, and Bry’s and Ms. Rottler’s 2016 annual grant of performance-based RSUs that that are considered earned based on the achievement of performance metrics over the period beginning January 1, 2017 and ending December 31, 2019. Determination of achievement was completed on March 2, 2020. 50% (100% for Mr. Schall) of the final number of restricted shares settled on March 25, 2020; and the remaining 50% will vest on January 1, 2021, subject to continued employment through that date, and be settled within 30 days thereafter. The number reported in this table reflects the full number of awarded restricted shares.

(6)
Represents Messrs. Schall’s, Dickman’s, Fernand’s, and Bry’s and Ms. Rottler’s 2017 annual grant of performance-based restricted stock units that will vest based on the achievement of performance metrics over the period beginning January 1, 2018 and ending December 31, 2020, subject to continued employment through December 31, 2020. For each of the NEOs, the RSUs service vest as of the last day of the performance period and will be settled in full following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period). These RSUs will be earned at 50%, 100%, or 150% of target (50%, 150%, or 265% for Mr. Schall) upon the achievement of threshold, target, or maximum performance, respectively, and the number of RSUs reflected in the table above assumes that performance is achieved at target. Further information about the applicable performance goals can be found in the Compensation Discussion and Analysis section of this Proxy Statement.

(7)
Represents Messrs. Schall’s, Dickman’s, Lombard’s, Fernand’s, and Bry’s and Ms. Rottler’s 2018 Incentive Award of performance-based RSUs that will vest based on the achievement of performance metrics over the period beginning January 1, 2018 and ending December 31, 2020, subject to continued employment through December 31, 2020. For each of the NEOs, the RSUs service vest as of the last day of the performance period and will be settled following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period). These RSUs will be earned at 50%, 100%, or 150% upon the achievement of threshold, target, or maximum performance, respectively, and the number of RSUs reflected in the table above assumes that performance is achieved at target. The number of RSUs is also subject to certain annual adjustments based on the price of a share of the Company’s stock on each anniversary of the date of grant, and the number of RSUs reported includes this adjustment in respect of 2019.

(8)
Represents Messrs. Schall’s, Dickman’s, Lombard’s, Fernand’s, and Bry’s and Ms. Rottler’s 2018 Annual Award of performance-based RSUs that will vest based on the achievement of relative total shareholder return over the period beginning January 1, 2019 and ending December 31, 2021, subject to continued employment through December 31, 2021. For each of the NEOs, the RSUs service vest as of the last day of the performance period and will be settled following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period).

(9)
Includes 4,419, 2,773, 1,213, and 3,432 respectively, representing Messrs. Dickman’s, Fernand’s, and Bry’s and Ms. Rottler’s 2015 annual grant of performance-based restricted shares that are considered earned based on the achievement of performance metrics over the period beginning January 1, 2016 and ending December 31, 2018. Determination of achievement was completed on March 8, 2019. 50% (100% for Mr. Schall) of the final number of restricted shares were settled on March 18, 2019; and the remaining 50% vested on January 1, 2020 and settled on January 27, 2020. The number reported in this table reflects the actual number of awarded restricted shares that remained outstanding as of December 31, 2019.

Stock Vested in 2019
The following table provides information about restricted stock and RSUs that vested during 2019.
	Stock Awards
Name	Number of shares acquired on vesting (#)(1)(2)	Value realized on vesting ($)(2)
Benjamin Schall	134,630	$5,960,582
Brian Dickman	9,921	$438,754
Kenneth Lombard	705	31,020
Matthew Fernand	8,525	$375,053
James Bry	3,847	$169,755
Mary Rottler	6,458	$285,007

(1)
Number of shares vested rounded down for any fractional share.

(2)
In connection with certain settlement events, each of the NEOs, other than Mr. Bry and Mr. Lombard, net settled the applicable award, resulting in the Company withholding a number of shares in order to cover the relevant tax obligations. In this regard, of the numbers above, 67,407 shares were withheld from and 67,223 shares were issued to Mr. Schall; 4,927 shares were withheld from and 4,994 shares were issued to Mr. Dickman; 3,341 shares were withheld from and 5,184 shares were issued to Mr. Fernand; and 1,426 shares were withheld from and 5,032 shares were issued to Ms. Rottler. The value realized represents gross proceeds received upon settlement of time-based awards vested and settled in 2019 and performance awards vested and settled in 2019 (including dividends accrued and paid upon settlement of such awards).

Potential Payments Upon Termination or Change in Control
Individual Agreements and Arrangements
Schall Employment Agreement — Termination and Change in Control Provisions
Termination due to Death or Disability.   Upon a termination of employment due to death or disability, Mr. Schall is entitled to: (1) a prorated annual bonus for the year of termination, calculated based on actual performance through the date of termination and (2) full vesting of Mr. Schall’s sign-on and annual equity awards; provided that performance for any outstanding performance-based equity awards will be based on actual performance through the date of termination.
Termination without Cause; Resignation with Good Reason.   Upon a termination by Seritage without cause or a resignation with good reason, prior to a change in control, subject to his execution of an irrevocable release of claims, Mr. Schall is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance through the date of termination; (2) salary continuation in an amount equal to two times the sum of base salary then in effect as of the date of termination plus the annual cash bonus for the year of termination at 100% of target, payable over 24 months; (3) 18 months of welfare benefits continuation, including subsidized COBRA coverage; (4) full vesting of his 2018 incentive equity awards and any annual time-based equity awards granted after May 2, 2018; (5) prorated vesting of any outstanding annual performance-based equity awards granted after May 2, 2018 (with performance determined based on target achievement levels) and prorated vesting of any outstanding annual equity awards granted before May 2, 2018 (with any performance determined based on actual performance through the date of termination); and (6) 12 months of outplacement services.
Change in Control.   Upon a change in control, with respect to any 2018 incentive equity awards, sign-on, and annual equity awards that are performance-based that have been granted to Mr. Schall, as to which the performance period has not yet ended, the Compensation Committee will calculate performance based on actual performance through the date of the change in control. If the successor entity does not assume, convert, or replace Mr. Schall’s unvested and outstanding 2018 incentive equity awards, sign-on, or annual equity awards with equity traded on the NYSE or NASDAQ, such awards will vest in full. Otherwise, such awards will continue to vest in accordance with their terms (except that the performance conditions will no longer apply).
If Mr. Schall’s employment is terminated by Seritage without cause or he resigns with good reason, during the 12 months following a change in control, subject to his execution of an irrevocable release of claims, Mr. Schall is entitled to the same benefits as if he had experienced a qualifying termination prior to a change in control, except that (1) the prorated annual bonus is measured based on performance through the date of the change in control; (2) the cash severance multiplier for salary continuation is three and such amount is paid in a lump sum; and (3) all outstanding annual equity awards vest in full.
In the event that payments or benefits owed to Mr. Schall constitute “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Schall receiving a higher net-after-tax amount than he would have absent such reduction.
Restrictive Covenants.   Mr. Schall is subject to a perpetual confidentiality covenant and, during his employment with Seritage and for 12 months immediately thereafter, a non-solicitation covenant. For the 12 month period immediately following his termination of employment, Mr. Schall is also subject to a non-competition covenant which prohibits him from rendering services to certain Seritage competitors specified in the Employment Agreement.
Forfeiture Provisions.   If Mr. Schall violates the non-compete covenant set forth in his Employment Agreement by becoming employed by a specified competitor or, in certain circumstances, by engaging in conduct constituting cause under the Employment Agreement, the COBRA subsidy will terminate and Mr. Schall shall be required to reimburse Seritage for salary continuation payments (or, following a change in control, for the lump-sum cash severance payment).
Dickman Employment Agreement — Termination and Change in Control Provisions
Termination due to Death or Disability.   Upon a termination of employment due to death or disability, Mr. Dickman is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination and (2) vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Dickman is also entitled to 12 months of subsidized COBRA coverage.
Termination Without Cause; Resignation with Good Reason.   Upon a termination by Seritage without cause or resignation by Mr. Dickman with good reason, Mr. Dickman shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) vesting of the sign-on equity awards; and (5) prorated vesting of annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.
Restrictive Covenants.   During his employment with Seritage and for 12 months thereafter, Mr. Dickman is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.
Lombard Employment Agreement — Termination and Change in Control Provisions
Termination due to Death or Disability.   Upon a termination of employment due to death or disability, Mr. Lombard is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; and (2) vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Lombard is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason.   Upon a termination by Seritage without cause or a resignation by Mr. Lombard with good reason, Mr. Lombard will be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) full vesting of his sign-on equity awards; and (5) prorated vesting of any outstanding annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.
Restrictive Covenants.   During his employment with Seritage and for 12 months thereafter, Mr. Lombard is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.
Fernand Employment Agreement — Termination and Change in Control Provisions
Termination due to Death or Disability.   Upon a termination of employment due to death or disability, Mr. Fernand is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; and (2) vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Fernand is also entitled to 12 months of subsidized COBRA coverage.
Termination Without Cause; Resignation with Good Reason.   Upon a termination by Seritage without cause or a resignation by Mr. Fernand with good reason, Mr. Fernand shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) full vesting of his sign-on equity awards; and (5) prorated vesting of any outstanding annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.
Restrictive Covenants.   During his employment with Seritage and for 12 months thereafter, Mr. Fernand is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.
Bry Employment Agreement — Termination and Change in Control Provisions
Termination due to Death or Disability.   Upon a termination of employment due to death or disability, Mr. Bry is entitled to vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination.
Termination Without Cause; Resignation with Good Reason.   Upon a termination by Seritage without cause or a resignation by Mr. Bry with good reason, Mr. Bry shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) full vesting of his sign-on equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.
Restrictive Covenants.   During his employment with Seritage and for 12 months thereafter, Mr. Bry is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.
Rottler Employment Agreement — Termination and Change in Control Provisions
Termination due to Death or Disability.   Upon a termination of employment due to death or disability, Ms. Rottler is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination and (2) vesting of her sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Ms. Rottler is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason.   Upon a termination by Seritage without cause or resignation by Ms. Rottler with good reason, Ms. Rottler shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) vesting of the sign-on equity awards; and (5) prorated vesting of annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.
Restrictive Covenants.   During her employment with Seritage and for 12 months thereafter, Ms. Rottler is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in her Employment Agreement.
Restricted Shares and RSUs
Annual Equity Grants.   In connection with a change in control of Seritage, the time-based and performance-based restricted shares and RSUs granted to Messrs. Dickman, Fernand, and Bry and Ms. Rottler to date will vest in accordance with the terms and conditions of the Equity Plan. The Equity Plan provides that any non-vested award will fully vest in the event of either (1) the failure by the purchasing business entity to assume or continue Seritage’s rights and obligations under each award outstanding immediately prior to the change in control, or to substitute for each outstanding award a substantially equivalent award; or (2) the award holder’s termination of employment within 12 months following a change in control on account of a termination by Seritage (or any Acquirer) for any reason other than cause (as such term is defined in and determined under the applicable individual award agreement) or on account of an award holder’s resignation for good reason (if an individual award agreement contains a definition of good reason).
2018 Incentive Awards.   With respect to the 2018 Incentive Awards to Messrs. Dickman, Lombard, Fernand, and Bry and Ms. Rottler, any outstanding awards shall be treated as follows: (a) in the event of the NEO’s termination of employment due to death or disability, full vesting (based on performance to date for the performance-based awards); (b) in the event of the NEO’s termination of employment by Seritage without cause or by the NEO for good reason, full vesting (assuming “target” performance was achieved for the performance-based awards); and (c) in the event of a change in control of Seritage, if the successor entity does not assume, convert, or replace the awards with equivalent awards of publicly traded equity, full vesting (based on performance to date for the performance-vested awards), subject to potential recalculation of the number of RSUs based on the per share price on the day prior to the change in control of Seritage.
The treatment of Mr. Schall’s sign-on and annual equity awards upon a change in control is described under the heading “Schall Employment Agreement — Termination and Change in Control Provisions.”

Quantification of Potential Termination and Change in Control Payments and Benefits
The table below calculates the payments and benefits described above for the various termination scenarios and in the event of a change in control, assuming the termination event (or change in control event) occurred on December 31, 2019.
Name	Cash Severance	Pro-rata Bonus(1)	COBRA and Other Benefits(2)	Equity Acceleration Value(3)(4)	Total
Termination by the Company without Cause or Resignation for Good Reason
Benjamin Schall(4)	$4,200,000	$1,225,000	$45,740	$8,009,173	$13,479,913
Brian Dickman	$450,000	$337,500	$14,904	$1,430,575	$2,232,979
Kenneth Lombard	$450,000	$337,500	$6,780	$573,024	$1,367,304
Matthew E. Fernand	$425,000	$318,750	$17,160	$1,128,920	$1,889,830
James Bry	$390,000	$195,000	$0	$679,530	$1,264,530
Mary Rottler	$390,000	$195,000	$11,520	$731,059	$1,327,579
Termination by the Company for Cause or Resignation without Good Reason
Benjamin Schall	$0	$0	$0	$0	$0
Brian Dickman	$0	$0	$0	$0	$0
Kenneth Lombard	$0	$0	$0	$0	$0
Matthew E. Fernand	$0	$0	$0	$0	$0
James Bry	$0	$0	$0	$0	$0
Mary Rottler	$0	$0	$0	$0	$0
Termination in event of Death or Disability
Benjamin Schall	$0	$1,225,000	$25,740	$8,301,289	$9,552,029
Brian Dickman	$0	$337,500	$14,904	$1,516,707	$1,869,111
Kenneth Lombard	$0	$337,500	$6,780	$573,024	$917,304
Matthew E. Fernand	$0	$318,750	$17,160	$1,186,889	$152,799
James Bry	$0	$0	$0	$706,490	$706,490
Mary Rottler	$0	$195,000	$11,520	$764,165	$970,685
Change in Control
Benjamin Schall	$0	$0	$0	$8,301,289	$8,301,289
Brian Dickman	$0	$0	$0	$1,516,707	$1,516,707
Kenneth Lombard	$0	$0	$0	$573,024	$573,024
Matthew E. Fernand	$0	$0	$0	$1,186,889	$1,186,889
James Bry	$0	$0	$0	$706,490	$706,490
Mary Rottler	$0	$0	$0	$764,165	$764,165

(1)
The calculation of a “pro-rata” bonus assumes, for this purpose, that the NEO’s full target bonus was earned as of December 31, 2019.

(2)
In the case of a termination without cause or resignation for good reason (whether or not in connection with a change in control) amounts in this column include an estimate of the portion of COBRA continuation coverage to be paid by the Company, based on 2019 rates and, in the case of Mr. Schall, the value of certain outplacement services. In the case of termination as a result of death and disability, the amounts shown only apply in the event of disability.

(3)
Values reflect the intrinsic value of the unvested equity awards that would vest in each circumstance. The calculations assume a share price of  $40.08, the value of a common share on December 31, 2019.

If acceleration is pro-rated under the terms of the applicable award agreement, the calculation assumes a termination date of December 31, 2019 and “target” performance achievement, as applicable.
(4)
Assumes the occurrence of a change in control in which outstanding unvested equity awards are not assumed or substituted and the executive does not incur a termination of employment.

(5)
For Mr. Schall, in the case that the termination event occurs within twelve (12) months following a Change in Control, he is entitled to receive cash severance of  $6,300,000 in lieu of the cash severance amount stated above.

Compensation Program-Related Risk Assessment
The Compensation Committee reviewed whether any portion of the Company’s compensation program encourages employees to take unnecessary or excessive risks and concluded that the various elements of the compensation programs used by the Company were not reasonably likely to encourage employees to take unnecessary or excessive risks that could result in a material adverse risk to the Company.
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, beginning with this Proxy Statement, we are required to provide annual disclosure of the ratio of  (i) the median of annual total compensation of all of our employees other than our chief executive officer to (ii) the total annual compensation of our chief executive officer.
For fiscal year 2019, the annual total compensation for our CEO, Mr. Schall, was $4,096,191, as reported in the Summary Compensation Table above. The estimated annual total compensation for 2019 for the employee that has been identified, using the methodology, adjustments and estimates described below, as at the median of our Company (other than the chief executive officer) was $130,000. Therefore, the ratio of our chief executive officer’s annual total compensation to that of our established median employee for 2019 is estimated to be approximately 32 to 1.
To determine our median employee, we reviewed the total cash compensation (i.e., base salary plus bonus) paid in 2019 for all individuals, excluding our CEO, who were employed by us on December 31, 2019 (whether employed on a full-time, part-time, seasonal, or temporary basis). As of that date, we had a total of 77 such employees, all of whom are located in the United States. Using Company records and payroll data, as part of this calculation, we annualized the base salary amount for full-time employees who were employed at our December 31, 2019 measurement date but who worked for us for less than the full year. We believe doing so reasonably estimates the true compensation levels of our personnel. Except for this annualization, we did not make any assumptions, adjustments, or estimates with respect to the cash compensation amount.
After identifying our median employee using the methodology described above, we calculated annual total compensation for this employee using the same methodology we use for our NEOs in the Summary Compensation Table set forth in this Proxy Statement. The Company chose to recalculate its median employee for 2019 because of the growth and changes in the employee population as compared to 2018; however, the methodology used to identify the median employee in 2019 is consistent with the method utilized in 2018 and 2017.
We believe the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules, which permit the use of estimates, assumptions, and adjustments in connection with the identification of our median employee. Because the applicable SEC rules permit companies to adopt a variety of methodologies and exclusions and to make reasonable estimates and assumptions based on the particular compensation practices of such companies, the pay ratio reported by other companies, even those in a similar business, may not be comparable to the one we report above.

COMPENSATION OF TRUSTEES
Seritage provides its non-employee trustees an annual cash retainer in the amount of  $100,000 for serving as a trustee of Seritage and an annual cash retainer in the amount of  $15,000 for trustees who serve as the chairperson of the Audit Committee or the Compensation Committee. In addition, all trustees are reimbursed for out-of-pocket expenses incurred to attend meetings of the Board of Trustees and committees of the Board of Trustees. None of the trustees have been awarded equity compensation by the Company. Although the annual cash retainer amount is normally paid on a quarterly basis, in response to the coronavirus pandemic (COVID-19) and related impact on the Company’s operations, the Board of Trustees has determined that it will delay payment of the second quarter fees.
The following table reflects the portion of the annual cash retainer earned for 2019 for non-employee trustees who served on the Board of Trustees during 2019.
Name	Fees Earned or Paid in Cash ($)
Edward S. Lampert	100,000
David S. Fawer	100,000
Sharon Osberg	100,000
John T. McClain	130,000
Thomas M. Steinberg	100,000
Allison L. Thrush(1)	75,000

(1)
Ms. Thrush was elected by the Board as a Trustee effective as of April 19, 2019.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Item 2 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2020. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Deloitte as the independent registered public accounting firm of Seritage for 2020. If our shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and our Board. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.
Independent Registered Public Accounting Firm Fees
The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, during the fiscal year 2019 and 2018:
	January 1, 2019 to December 31, 2019	January 1, 2018 to December 31, 2018
Audit Fees(1)	$1,371,500	$1,060,000
Audit-Related Fees	0	44,927
Tax Fees	553,930	437,806
Other Fees	—	—
Total	$1,925,430	$1,542,733

(1)
Audit Fees represent fees for professional services provided in connection with the audits of the Company’s consolidated annual financial statements, internal control over financial reporting and review of the quarterly financial statements, including certain accounting consultations in connection with the audit, consents and other SEC matters.

The Audit Committee must pre-approve all services of our independent registered public accounting firm as required by its charter and the rules of the SEC. Each fiscal year, the Audit Committee approves an annual estimate of fees for services, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Audit Committee reviews and discusses with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the independent auditor’s independence. In addition, the Audit Committee will evaluate known potential services of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings.
All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

REPORT OF THE AUDIT COMMITTEE
The purpose of the Audit Committee (the “Audit Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties (the “Company” or “Seritage Growth Properties”) is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our shareholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the New York Stock Exchange (“NYSE”) listing rules. The Audit Committee Charter complies with the NYSE listing rules.
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.
The Audit Committee discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed the audited financial statements of Seritage Growth Properties for the fiscal year ended December 31, 2019 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Seritage Growth Properties be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2019.
Audit Committee
John T. McClain, Chairman
David S. Fawer
Allison L. Thrush

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board is providing the Company’s shareholders with the opportunity to vote, on an advisory basis, and in accordance with Section 14A of the Exchange Act, on our executive compensation programs for the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this Proxy Statement). This proposal is commonly known as a “say-on-pay” proposal.
As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s compensation system is designed to provide our NEOs with a competitive total compensation package, balanced between fixed and “at risk” compensation and between cash and non-cash components, with the intent of  (a) attracting, retaining and motivating key executives, (b) providing appropriate incentives aimed at motivating our executives to strive for Company growth across a variety of measures, but discouraging excessive risk-taking utilizing a mixture of fixed and “at-risk” compensation, as well as a mixture of short- and long-term incentive compensation, and (c) rewarding long-term increased Company value and aligning the interests of the management team with the interests of our shareholders.
In 2019 the Company focused on each of its core activities, including the ownership, development, redevelopment, management and leasing of diversified retail and mixed-use properties throughout the United States. As of December 31, 2019, the Company, which was formed in July 2015, has a portfolio consisting of interests in 212 properties totaling approximately 33.4 million square feet of gross leasable area, including 184 wholly owned properties totaling 28.7 million square feet of gross leasable area across 44 states and Puerto Rico, and interests in 28 joint venture properties totaling approximately 4.7 million square feet of gross leasable across 14 states. In reviewing the accomplishments of the Company, the CEO, and the NEOs in 2019, the Compensation Committee determined the Company achieved performance that was deemed to be at the level of  “meeting expectations” as compared to the predetermined internal performance goals set for 2019. For more information please see the Compensation Discussion and Analysis in this Proxy Statement, and the compensation disclosure tables and narrative that follow it, which describe the Company’s executive compensation program for our NEOs in detail.
At our 2017 Annual Meeting, more than a majority of our shareholders voted for an annual say-on-pay vote. Based on these results, we intend to provide our shareholders with an annual, non-binding advisory say-on-pay vote on executive compensation until the next required non-binding advisory vote on the frequency of future advisory say-on-pay votes as required under SEC rules.
The Board strongly endorses the Company’s executive compensation program and compensation paid to our named executive officers and recommends that shareholders vote “FOR” the following non-binding resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis contained in the Proxy Statement for the 2020 annual meeting of shareholders of the Company, compensation tables and narrative discussion, is hereby approved.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

OTHER BUSINESS THAT MAY COME BEFORE THE MEETING
Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in their discretion on such business.
2021 ANNUAL MEETING OF SHAREHOLDERS
Procedures for Submitting Shareholder Proposals
Any proposal of a shareholder intended to be included in our Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by us no later than December 10, 2020, unless the date of our 2021 Annual Meeting of Shareholders is more than 30 days before or after May 21, 2021, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals must be delivered to the Company at the following address: Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.
A shareholder nomination of a person for election to our Board or a proposal for consideration at our 2021 Annual Meeting of Shareholders not intended to be included in our Proxy Statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 12 of Article II of our current Bylaws. Pursuant to Section 12 of Article II of our current Bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on December 10, 2020, nor earlier than November 10, 2020. However, in the event that the 2021 Annual Meeting of Shareholders is advanced or delayed by more than 30 days from May 21, 2021, which is the first anniversary of the date of the 2020 Annual Meeting of Shareholders, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting. A copy of our Bylaws may be obtained from our Corporate Secretary, who may be reached at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trustees and executive officers and the beneficial holders of more than 10% of our Class A Shares to file reports of ownership and changes in ownership with respect to our Class A Shares with the SEC and to furnish copies of these reports to us. Based on a review of the reports filed with the SEC and written representations from our trustees and executive officers that no other reports were required, all Section 16(a) filing requirements were met during 2019, except that the Form 3 statement of beneficial ownership of Allison L. Thrush was filed late due to administrative oversight.
SOLICITATION OF PROXIES
The proxies are solicited by our Board. We will pay the cost to solicit proxies. Trustees and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, by facsimile transmission or through the Internet.
IMPORTANT
The interest and cooperation of all shareholders in the affairs of Seritage Growth Properties are considered to be of the greatest importance by your management. Even though you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares by telephone, through the Internet or by mail.
By Order of the Board of Trustees
Matthew Fernand
General Counsel,
Executive Vice President and Secretary

01 - Sharon Osberg 02 - Benjamin Schall For Against Abstain For Against Abstain 2 2 D M Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 037V2D + + Proposals — The Board of Trustees recommend a vote FOR A all the nominees listed and FOR Proposals 2 – 3. 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020. 3. An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers. 1. The election of Sharon Osberg and Benjamin Schall as Class II trustees, each to serve until the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. Any other business that may properly come before the meeting or any postponement or adjournment of the meeting. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SRG or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SRG Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SRG Proxy Solicited by Board of Trustees for Annual Meeting – May 21, 2020 Benjamin Schall, Brian Dickman and Matthew Fernand, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Seritage Growth Properties to be held on May 21, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Class II Trustees and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Seritage Growth Properties qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. The 2020 Annual Meeting of Seritage Growth Properties Shareholders will be held on Thursday, May 21, 2020, 9:30 a.m. Eastern Time, virtually via the Internet at: www.meetingcenter.io/241772861 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — SRG2020.